Exhibit 99.1

For further information: Michele Lopiccolo, VP, Investor Relations Phone 504/576-4879, Fax 504/576-2897 mlopicc@entergy.com
INVESTOR NEWS

October 22, 2009
ENTERGY REPORTS THIRD QUARTER EARNINGS

NEW ORLEANS –  Entergy Corporation reported third quarter 2009 earnings of $2.32 per share on an as-reported basis and $2.40 per share on an operational basis, as shown in Table 1 below.  A more detailed discussion of quarterly results begins on page 2 of this release.

Table 1: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures
Third Quarter and Year-to-Date 2009 vs. 2008
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2009	2008	Change	2009	2008	Change
As-Reported Earnings	2.32	2.41	(0.09)	4.66	5.33	(0.67)

Less Special Items	(0.08)	(0.09)	0.01	(0.26)	(0.18)	(0.08)

Operational Earnings	2.40	2.50	(0.10)	4.92	5.51	(0.59)

Weather Impact	0.03	(0.01)	0.04	-	0.01	(0.01)

Operational Earnings Highlights for Third Quarter 2009

·	Utility, Parent & Other’s results were lower due to higher income tax expense and higher operation and maintenance expense.
·	Entergy Nuclear’s earnings increased as a result of higher revenue from increased production due to fewer planned and unplanned outage days and higher other income.
·	Entergy’s Non-Nuclear Wholesale Assets’ results improved due to lower income tax expense.

“While we continue to experience the negative effects of the slowed economic recovery, we are also seeing the positive benefits from progress in key initiatives in both our utility and non-utility nuclear businesses,” said J. Wayne Leonard, Entergy’s chairman and chief executive officer.  “We are focused on constantly recalibrating our point of view as markets and government policies react to the financial crisis, managing our own risks and executing as opportunities arise.”

Entergy’s business highlights include the following:

·	Both Entergy Gulf States Louisiana and Entergy Louisiana reached settlements in outstanding formula rate plan (FRP) proceedings that included extension of each company’s FRP for the years 2008-2010.
·
Entergy and the staff of the Vermont Department of Public Service reached a Memorandum of Understanding (MOU) which resolves the remaining issues between these parties associated with the approval of the non-utility nuclear spin-off transaction in Vermont.  The MOU has been filed with and must be approved by the Vermont Public Service Board.

·
For the eighth consecutive year Entergy was named to the Dow Jones Sustainability World Index and was one of only two U.S. utility companies listed.  In addition, the Carbon Disclosure Project named Entergy to its Climate Disclosure Leadership Index for the sixth consecutive year.

Entergy will host a teleconference to discuss this release at 10:00 a.m. CT on Thursday, October 22, 2009, with access by telephone, 719-457-2080, confirmation code 4133911.  The call and presentation slides can also be accessed via Entergy’s Web site at www.entergy.com.  A replay of the teleconference will be available through October 29, 2009 by dialing 719-457-0820, confirmation code 4133911.  The replay will also be available on Entergy’s Web site at www.entergy.com.

I.	Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for third quarter 2009 versus 2008, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.  Utility, Parent & Other’s operational earnings were lower due to the absence in the current quarter of an adjustment recorded in third quarter 2008 that reduced income tax expense.  Higher operation and maintenance expense also contributed to lower earnings.  Partially offsetting in as-reported results for Utility, Parent & Other was a reduction in the current quarter of the special item for outside services expenses for the spin-off.  Entergy Nuclear’s earnings increased as a result of higher revenue due to higher production resulting from fewer planned refueling and unplanned outage days and higher other income.  As-reported results for Entergy Nuclear were reduced by the special item for spin-off dis-synergies.  Entergy’s Non-Nuclear Wholesale Assets business reported improved results due to the absence in the current period of a 2008 adjustment increasing income tax expense.

Table 2: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures Third Quarter and Year-to-Date 2009 vs. 2008 (see Appendix E for definitions of certain measures)
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2009	2008	Change	2009	2008	Change
As-Reported
Utility, Parent & Other	1.32	1.47	(0.15)	2.32	2.56	(0.24)
Entergy Nuclear	1.02	1.05	(0.03)	2.34	2.90	(0.56)
Non-Nuclear Wholesale Assets	(0.02)	(0.11)	0.09	-	(0.13)	0.13
Consolidated As-Reported Earnings	2.32	2.41	(0.09)	4.66	5.33	(0.67)

Less Special Items
Utility, Parent & Other	(0.03)	(0.09)	0.06	(0.09)	(0.18)	0.09
Entergy Nuclear	(0.05)	-	(0.05)	(0.17)	-	(0.17)
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Consolidated Special Items	(0.08)	(0.09)	0.01	(0.26)	(0.18)	(0.08)

Operational
Utility, Parent & Other	1.35	1.56	(0.21)	2.41	2.74	(0.33)
Entergy Nuclear	1.07	1.05	0.02	2.51	2.90	(0.39)
Non-Nuclear Wholesale Assets	(0.02)	(0.11)	0.09	-	(0.13)	0.13
Consolidated Operational Earnings	2.40	2.50	(0.10)	4.92	5.51	(0.59)
Weather Impact	0.03	(0.01)	0.04	-	0.01	(0.01)

Detailed earnings variance analysis is included in Appendix B-1 and Appendix B-2 to this release.  In addition, Appendix B-3 provides details of special items shown in Table 2 above.

Consolidated Net Cash Flow Provided by Operating Activities

Entergy’s net cash flow provided by operating activities in third quarter 2009 was $993 million compared to $1.8 billion in third quarter 2008.  The decrease was due primarily to:

·	absence of storm securitization proceeds received in third quarter 2008 totaling $954 million at Entergy Louisiana and Entergy Gulf States Louisiana related to hurricanes Katrina and Rita
·	a decrease in deferred fuel recovery of $230 million at the Utility
·	refueling outage costs and higher expenses at Entergy Nuclear associated with spin-off dis-synergies totaling $27 million
·	higher income tax payments of $36 million at Utility, Parent and Other

Offsets include:

·	lower working capital requirements of $333 million at the Utility
·	lower pension fund payments of $136 million at the Utility

Table 3 provides the components of net cash flow provided by operating activities contributed by each business with quarterly and year-to-date comparisons.

Table 3: Consolidated Net Cash Flow Provided by Operating Activities
Third Quarter and Year-to-Date 2009 vs. 2008
(U.S. $ in millions)
	Third Quarter			Year-to-Date
	2009	2008	Change	2009	2008	Change
Utility, Parent & Other	649	1,414	(765)	1,299	1,779	(480)
Entergy Nuclear	337	376	(39)	709	970	(261)
Non-Nuclear Wholesale Assets	7	(11)	18	1	(56)	57
Total Net Cash Flow Provided by Operating Activities	993	1,779	(786)	2,009	2,693	(684)

II.	Utility, Parent & Other Results

In third quarter 2009, Utility, Parent & Other’s as-reported earnings were $1.32 per share compared to $1.47 per share in third quarter 2008.  On an operational basis, third quarter 2009 earnings for Utility, Parent & Other were $1.35 per share versus $1.56 per share in the same quarter last year.  Operational results for Utility, Parent & Other in third quarter 2009 reflect the absence of the 2008 adjustment reducing income tax expense (associated with the liquidation of a subsidiary) and higher operation and maintenance expense.  Partially offsetting lower results were higher net revenue and other income.  The effects of hurricanes Gustav and Ike reduced revenue in third quarter 2008.

Electricity usage, in gigawatt-hour sales by customer segment, is included in Table 4.  Current quarter sales reflect the following:

·	Residential sales in third quarter 2009, on a weather-adjusted basis, increased 3.2 percent compared to third quarter 2008.
·	Commercial and governmental sales, on a weather-adjusted basis, increased 1.1 percent year over year.
·	Industrial sales in the third quarter were down 6.3 percent compared to the same quarter of 2008.

The weak economy continued to depress sales in the industrial sector, but to a lesser extent than second quarter 2009, which reflected a 10 percent decline.  Residential and commercial sales increases reflected the absence of two hurricanes that reduced usage in third quarter last year.  Industrial sales in third quarter 2009 for large customers reflected continued weaknesses in chemicals and primary metals.  Small and mid-sized industrial customers continue to be the industrial segments most negatively affected by weakness in the economy.  Increased sales also included contributions from the warmer-than-normal weather particularly from mid June to early July, as reflected in July billed sales, compared to near-normal weather in third quarter 2008.

Table 4 provides a comparative summary of the Utility’s operational performance measures.

Table 4: Utility Operational Performance Measures
Third Quarter and Year-to-Date 2009 vs. 2008 (see Appendix E for definitions of measures)

	Third Quarter				Year-to-Date
	2009	2008	% Change	% Weather Adjusted	2009	2008	% Change	% Weather Adjusted
GWh billed
Residential	11,213	10,671	5.1%	3.2%	26,206	26,055	0.6%	0.7%
Commercial and governmental	8,794	8,646	1.7%	1.1%	22,644	22,727	(0.4)%	(0.3)%
Industrial	9,473	10,110	(6.3)%	(6.3)%	26,402	29,217	(9.6)%	(9.6)%
Total Retail Sales	29,480	29,427	0.2%	(0.7)%	75,252	77,999	(3.5)%	(3.5)%
Wholesale	1,164	1,431	(18.7)%		3,864	4,160	(7.1)%
Total Sales	30,644	30,858	(0.7)%		79,116	82,159	(3.7)%
O&M expense	$15.77	$14.43	9.3%		$18.19	$16.89	7.7%
Number of retail customers
Residential					2,335,387	2,308,250	1.2%
Commercial and governmental					346,574	343,414	0.9%
Industrial					47,647	49,199	(3.2)%

Appendix C provides information on selected pending local and federal regulatory cases.

III.	Competitive Businesses Results

Entergy’s competitive businesses include Entergy Nuclear and Non-Nuclear Wholesale Assets.

Entergy Nuclear

Entergy Nuclear earned $1.02 per share on an as-reported basis and $1.07 per share on an operational basis in third quarter 2009, compared to $1.05 per share on as-reported and operational bases in third quarter 2008.  Entergy Nuclear’s operational earnings increased as a result of higher revenue from higher generation due to fewer planned and unplanned outage days in the current quarter and increased other income primarily associated with decommissioning trust funds.  An impairment was recognized on Entergy Nuclear’s decommissioning trust funds in third quarter 2008 versus no impairments in the current period where gains were recognized on investment transactions.  Higher operation and maintenance expense during the quarter and the absence of the 2008 adjustment reducing income tax expense (associated with Massachusetts state tax law) were partially offsetting.  Finally, as-reported results were further reduced by the special item for spin-off dis-synergies.

Table 5 provides a comparative summary of Entergy Nuclear’s operational performance measures.

Table 5: Entergy Nuclear Operational Performance Measures
Third Quarter and Year-to-Date 2009 vs. 2008 (see Appendix E for definitions of measures)

	Third Quarter			Year-to-Date
	2009	2008	% Change	2009	2008	% Change
Net MW in operation	4,998	4,998	-	4,998	4,998	-
Average realized price per MWh	$61.70	$61.59	-	$61.68	$60.46	2%
Production cost per MWh	$22.57	$21.77	4%	$23.28	$21.59	8%
Non-fuel O&M expense/purchased power per MWh (a)	$22.11	$21.19	4%	$23.18	$21.57	7%
GWh billed	10,876	10,316	5%	29,929	31,221	(4)%
Capacity factor	100%	95%	5%	91%	95%	(4)%
Refueling outage days:
FitzPatrick	-	16		-	16
Indian Point 2	-	-		-	26
Indian Point 3	-	-		36	-
Palisades	-	-		41	-
Pilgrim	-	-		31	-

(a)	Third quarter and year-to-date 2009 exclude the effect of the special item for non-utility nuclear spin-off dis-synergies.

Entergy Nuclear’s sold forward position is 86 percent, 88 percent, and 63 percent of planned generation at average prices per megawatt-hour of $59, $57 and $56, for the fourth quarter of 2009, 2010, and 2011, respectively.  Table 6 provides capacity and generation sold forward projections for Entergy Nuclear.

Table 6: Entergy Nuclear’s Capacity and Generation Projected Sold Forward
2009 through 2014 (see Appendix E for definitions of measures)
	Remainder of 2009	2010	2011	2012	2013	2014
Energy
Planned TWh of generation	11	40	41	41	40	41
Percent of planned generation sold forward (b)
Unit-contingent	52%	53%	46%	18%	12%	14%
Unit-contingent with availability guarantees	34%	35%	17%	7%	6%	3%
Firm LD	-%	-%	-%	-%	-%	-%
Total	86%	88%	63%	25%	18%	17%
Average contract price per MWh (c)	$59	$57	$56	$54	$50	$50

Capacity
Planned net MW in operation	4,998	4,998	4,998	4,998	4,998	4,998
Percent of capacity sold forward
Bundled capacity and energy contracts	27%	26%	25%	18%	16%	16%
Capacity contracts	50%	35%	26%	10%	-%	-%
Total	77%	61%	51%	28%	16%	16%
Average capacity contract price per kW per month	$2.3	$3.3	$3.6	$3.6	-	-

Blended Capacity and Energy Recap (based on revenues)
Percent of planned energy and capacity sold forward	89%	86%	61%	22%	15%	13%
Average contract revenue per MWh (c)	$61	$59	$58	$56	$50	$50

(b) A portion of EN’s total planned generation sold forward through March 2012 is associated with the Vermont Yankee contract, for which pricing may be adjusted.
(c) Average contract prices exclude payments that may be owed under the value sharing agreement with the New York Power Authority.

Non-Nuclear Wholesale Assets

Entergy’s Non-Nuclear Wholesale Assets’ third quarter as-reported and operational losses were $(0.02) per share in 2009 compared to losses of $(0.11) per share a year ago.  Business results improved due primarily to lower income tax expense due to the absence of a 2008 adjustment associated with the redemption of an investment that had the effect of increasing income tax expense.

IV.	Other Financial Performance Highlights

Earnings Guidance

Entergy is reaffirming 2009 earnings guidance in the range of $6.20 to $6.80 per share on an operational basis.  As-reported guidance ranges from $6.00 to $6.60 per share and incorporates spin-off expenses for outside services through June 30, 2009, in addition to projected dis-synergies associated with the spin-off of Entergy’s non-utility nuclear business and plans to enter into a nuclear services joint venture, both discussed below and in Appendix A.  Year-over-year changes are shown as point estimates and are applied to 2008 actual results to compute the 2009 guidance midpoint.  Drivers for the 2009 operational guidance range revisions made in July 2009 are listed separately.  Because there is a range of possible outcomes associated with each earnings driver, a range is applied to the calculated guidance midpoints to produce Entergy’s guidance ranges for as-reported and operational earnings.  2009 earnings guidance is detailed in Table 7 below.

Table 7: 2009 Earnings Per Share Guidance – As-Reported and Operational
(Per share in U.S. $) – Revised July 2009
Segment	Description of Drivers	2008 Earnings Per Share	Expected Change	2009 Guidance Midpoint	2009 Guidance Range

Utility, Parent & Other	2008 Operational Earnings per Share	2.43
	Adjustment to normalize weather		0.02
	Increased net revenue due to sales growth and rate actions		0.45
	Decreased O&M expense		0.25
	Decreased income taxes		0.15
	Accretion/other		0.15
	Subtotal	2.43	1.02	3.45

Entergy Nuclear	2008 Operational Earnings per Share	4.07
	Increased net revenue due to higher pricing, lower volume		0.25
	Increased O&M/RFO expense		(0.05)
	Increased income taxes		(0.60)
	Accretion/other		(0.02)
	Subtotal	4.07	(0.42)	3.65

Non-Nuclear Wholesale Assets	2008 Operational Earnings per Share	0.01
	Increased losses		(0.11)
	Subtotal	0.01	(0.11)	(0.10)

Consolidated Operational	2008 Operational Earnings per Share	6.51	0.49	7.00
	Impairments recognized on certain decommissioning trust investments at Entergy Nuclear through June 30, 2009		(0.24)
	Reduced market prices on Entergy Nuclear’s open position/other		(0.26)
	Revised 2009 Operational Earnings per Share Guidance Range	6.51	(0.01)	6.50	6.20 – 6.80

Consolidated As-Reported	2008 As-Reported Earnings per Share	6.20
	Changes detailed above		(0.01)
	2009 Entergy Nuclear spin-off dis-synergies		(0.14)
	2009 Non-utility nuclear spin-off expenses for outside services at Utility, Parent & Other through June 30, 2009		(0.06)
	2008 Non-utility nuclear spin-off expenses for outside services at Utility, Parent & Other		0.28
	2008 dilution effect – unsuccessful remarketing		0.03
	Revised 2009 As-Reported Earnings per Share Guidance Range	6.20	0.10	6.30	6.00 – 6.60

Key assumptions supporting 2009 earnings guidance are as follows:

Utility, Parent & Other
·	Normal weather
·	Retail sales growth just under 3 percent, considering effects of 2008 hurricanes and industrial expansion; nearly flat on a normalized basis excluding hurricane effect and industrial expansion
·	Increased revenue associated with rate actions
·
Decreased non-fuel operation and maintenance expense, due to absence of Entergy Arkansas’ 4th quarter 2008 charge associated with non-recovery of storm reserve and removal costs; inflation essentially offset by cost reduction initiatives

·	Decreased income taxes due to lower effective tax rate in 2009 compared to 2008
·
Accretion/other is primarily driven by carrying costs recorded on unrecovered storm costs in 2009, and lower interest expense at the Parent due to lower debt outstanding and lower interest rate on corporate revolver, partially offset by higher depreciation expense associated with capital additions

Entergy Nuclear
·	41 TWh of total output, reflecting an approximate 93 percent capacity factor, including 30 day refueling outages at Pilgrim and Palisades and 38 days at Indian Point 3 in Spring 2009
·	86 percent of energy sold under existing contracts; 14 percent sold into the spot market
·	$61/MWh average energy contract price; $58/MWh average unsold energy price based on published market prices at the end of 2008 (see Revised 2009 Guidance Range assumptions below)
·	Palisades below-market PPA revenue amortization of $53 million in 2009, down from $76 million in 2008
·	Non-fuel O&M/refueling outage expense growth of approximately 2 percent
·	Increased income taxes due to higher effective tax rate in 2009 compared to 2008

Non-Nuclear Wholesale Assets
·	Increased losses associated with a business that targets a break-even operation

Share Repurchase Program
·	2009 average fully diluted shares outstanding of approximately 194 million (including effect of equity units conversion)

Effective Income Tax Rate
·	2009 assumes an overall effective income tax rate of 37 percent

Revised 2009 Guidance Range Assumptions Reflect:
·
Impairments recognized on certain decommissioning trust investments at Entergy Nuclear through June 30, 2009 in the amount of $(0.24) per share; earnings guidance does not incorporate assumptions reflecting decommissioning asset other than temporary impairments as financial market outcomes are outside of Entergy Nuclear’s control and difficult to predict, particularly the broader financial markets in uncertain times

·	$40/MWh average Entergy Nuclear unsold energy price based on year-to-date prices and balance of year pricing around the mid-$30/MWh range based on published power prices as of July 17, 2009

Earnings guidance for 2009 should be considered in association with earnings sensitivities as shown in Table 8. These sensitivities illustrate the estimated change in operational earnings resulting from changes in various revenue and expense drivers.  Utility sales are expected to be the most significant variable for 2009 results for Utility, Parent & Other.  At Entergy Nuclear, energy prices are expected to be the most significant driver of results in 2009.  Estimated annual impacts shown in Table 8 are intended to be indicative rather than precise guidance.

Table 8: 2009 Earnings Sensitivities
(Per share in U.S. $)
Variable	2009 Guidance Assumption	Description of Change	Estimated Annual Impact (d)
Utility, Parent & Other
Sales growth Residential Commercial/Governmental Industrial	Just under 3% total sales growth	1% change in Residential MWh sold 1% change in Comm/Govt MWh sold 1% change in Industrial MWh sold	- / + 0.05 - / + 0.04 - / + 0.02
Rate base	Growing rate base	$100 million change in rate base	- / + 0.03
Return on equity	See Appendix C	1% change in allowed ROE	- / + 0.33
Entergy Nuclear
Capacity factor	93% capacity factor	1% change in capacity factor	- / + 0.08
Energy price	14% energy unsold at $40/MWh in 2009	$10/MWh change for unsold energy	- / + 0.18
Non-fuel operation and maintenance expense	$23/MWh non-fuel operation and maintenance expense/purchased power	$1 change per MWh	- / + 0.13
Outage (lost revenue only)	93% capacity factor, including refueling outages for three northeast units	1,000 MW plant for 10 days at average portfolio energy price of $61/MWh for sold and $40/MWh for unsold volumes in 2009	- 0.04 / n/a

(d) Based on 2008 operational average fully diluted shares outstanding of approximately 196 million.

V.	Appendices

Seven appendices are presented in this section as follows:

·
Appendix A includes information on Entergy’s plan to separate the non-utility nuclear business from Entergy’s regulated utility business through a tax-free spin-off of the non-utility nuclear business.

·	Appendix B includes earnings per share variance analysis and detail on special items that relate to the current quarter and year-to-date results.
·	Appendix C provides information on selected pending local and federal regulatory cases.
·	Appendix D provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
·	Appendix E provides definitions of the operational performance measures and GAAP and non-GAAP financial measures that are used in this release.
·	Appendix F provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

A.	Spin-off of Non-Utility Nuclear Business

Appendix A provides information on Entergy’s planned spin-off of its non-utility nuclear business.

Appendix A: Spin-off of Non-Utility Nuclear Business

The announced spin-off of Entergy’s non-utility nuclear business will establish a new independent, publicly traded company, Enexus Energy Corporation.  In addition, Entergy and Enexus intend to enter into a nuclear services joint venture, with equal ownership, with the joint venture being named EquaGen LLC.  The state regulatory decisions and financing continue as the critical path items in finalizing the spin-off transaction.  The transactions are subject to various approvals, outlined in the following table.  Regarding financing, on October 1, 2009, Enexus executed Amendment No. 1 to its credit agreement dated December 23, 2008, increasing the total facility amount to $1.2 billion from $1.175 billion.  Enexus will not be permitted to draw down the facility until certain customary and transactional conditions are met on or prior to July 1, 2010.  Final terms of the transactions and spin-off completion are subject to the approval of the Entergy Board of Directors.

Proceeding	Pending Regulatory Approvals – Spin-Off of Non-Utility Nuclear Business
Nuclear Regulatory Commission
The NRC approved Entergy Nuclear Operations, Inc.’s (ENO) application on July 28, 2008 with the approval effective for a period of one year. In May 2009, ENO filed a request for extension of the approval for six months, through January 28, 2010, and the NRC approved the extension on July 24, 2009.

Vermont Public Service Board
Request:  On January 28, 2008, pursuant to 30 V.S.A. Sections 107, 108, 231 and 232, Entergy Nuclear Vermont Yankee, L.L.C. (EVY) and ENO requested approval from the Vermont Public Service Board (VPSB) for the indirect transfer of control, consent to pledge assets, guarantees and assignments of contracts, amendment to Certificate of Public Good (CPG) to reflect name change, replacement of guaranty and substitution of a credit support agreement.
Recent Activity:  ENO supplied supplemental data to the VPSB outlining the enhanced transaction structure detailed in the amended petition filed in New York (see below).  On October 8, 2009, a Memorandum of Understanding (MOU) was filed with the VPSB outlining an agreement reached with the Vermont Department of Public Service, which if approved by the VPSB, would result in approval of the spin-off transaction in Vermont.
Next Steps:  A decision on the MOU as submitted is pending before the VPSB.  EVY requested that the VPSB expedite its final consideration and issue its decision and a final order approving the transactions by mid-November 2009.
 Other Background:  Under Vermont law, approval requires a finding that actions promote the general good of the state.

New York Public Service Commission
Request:  On January 28, 2008, pursuant to New York State Public Service Law (NYPSL) Sections 69 and 70, Entergy Nuclear FitzPatrick, L.L.C. (ENFP), Entergy Nuclear Indian Point 2 and 3, L.L.C. (ENIP2 & 3), ENO and corporate affiliate Enexus filed a petition with the New York Public Service Commission (NYPSC) requesting a declaratory ruling regarding corporate reorganization or in the alternative an order approving the transaction and an order approving debt financing.  Petitioners also requested confirmation that the corporate reorganization will not have an impact on ENFP’s, ENIP2 & 3’s, and ENO’s status as lightly regulated entities, given they will continue to be competitive wholesale generators.
Recent Activity:  On August 11, 2009, Entergy filed an amended petition to include details on its current transaction proposal including enhancements to its original petition focused on the liquidity and financial resources to be made available to Enexus.  On August 21, September 4 and September 16, 2009 the Administrative Law Judges (ALJs) assigned to the proceeding issued rulings addressing schedule and scope issues associated with the transaction.  In addition, a technical conference was held on September 11, 2009 to afford Entergy the opportunity to explain why Enexus’ capabilities will be at least as good as Entergy’s with respect to Enexus meeting all the financial and other obligations related to ownership and operation of the New York nuclear facilities.  Based on the schedule issued by the ALJs, the initial discovery and follow-up discovery processes concluded on October 15, 2009.
Next Steps:  The due date for further initial comments by all parties is set for October 29, 2009.  November 12, 2009 is set as the deadline for further reply comments whereupon it is expected that the process will be complete pending a recommendation by the ALJs to the NYPSC. This schedule could lead to a decision in December 2009.
Other Background:  Entergy requested that the NYPSC consider the spin-off transaction consistent with a lightened regulatory regime for wholesale generators in New York, under which PSL 70 review of changes in ownership is not required.  Approval under this law requires a finding that actions are in the public interest.  Three parties filed comments in response to Entergy’s petition, and several other parties also requested to be added to the service list for the proceeding.  In response to Entergy’s petition, in May 2008 the NYPSC declined to issue a declaratory ruling approving the transaction and to consider the transaction as one consistent with lightly-regulated generators.  In its order, the NYPSC noted that these nuclear plants “are crucial to the adequacy of generation supply within New York” and as such additional proceedings were deemed necessary.  The discovery period established by the NYPSC and extended by the  ALJs  expired on September 29, 2008.  The fundamental positions of the parties outlined in comments submitted in the Fall of 2008 indicated opposition to the spin-off coming from the Attorney General of New York and Westchester County, New York, with support for the spin-off, conditioned on specific financial parameters, coming from the staff of the NYPSC.  Subsequent to an October 23, 2008 ruling by the ALJs that, among other things, concluded no further formal proceedings were warranted, the parties conducted settlement discussions which terminated without an agreement being reached.  On July 13, 2009, Entergy filed a Motion with the NYPSC requesting procedures and a schedule that would support a decision by the NYPSC at its November 15, 2009 scheduled meeting which would then allow for a closing by year-end.  On July 29, 2009, the ALJs ruled that a decision on Entergy’s Motion would be made after reviewing the company’s amended petition that was filed in August.

Federal Energy Regulatory Commission
FERC approved the ENO application on June 12, 2008.  In August 2009 Entergy supplied additional data to FERC given the enhancements to the transaction and an amended order approving the transaction was received from FERC on September 11, 2009.

Securities and Exchange Commission
Request/Recent Activity:   A fourth amendment to the Form 10 was filed on September 29, 2009.
Next Steps:  The SEC is expected to ultimately declare the filing effective shortly before the spin-off is consummated.
Other Background:  Pursuant to Section 12 of the 34 Exchange Act, a Form 10 information statement is required to be filed to register securities with the SEC.  The Information Statement will be furnished in connection with the distribution by Entergy to its common shareholders of approximately 80% of the common stock of Enexus. The information statement describes the distribution in detail and contains information about Enexus, its business, financial condition and operations.  The Form 10 is subject to review and comments by the SEC staff and will need to be declared effective prior to the distribution.  The Form 10 was initially filed on May 12, 2008, with first, second, and third amendments filed on July 31, September 12, and November 21, 2008.  The SEC comments to date have related primarily to accounting and disclosure items.

B.	Variance Analysis and Special Items

Appendix B-1 and Appendix B-2 provide details of third quarter and year-to-date 2009 vs. 2008 as-reported and operational earnings variance analysis for “Utility, Parent & Other,” “Competitive Businesses,” and “Consolidated.”

Appendix B-1: As-Reported and Operational Earnings Per Share Variance Analysis
Third Quarter 2009 vs. 2008
(Per share in U.S. $, sorted in consolidated as-reported column, most to least favorable)
	Utility, Parent & Other			Competitive Businesses			Consolidated
	As-Reported	Opera- tional		As-Reported	Opera-tional		As- Reported	Opera-tional
2008 earnings	1.47	1.56		0.94	0.94		2.41	2.50
Net revenue	0.24	0.24	(e)	0.08	0.08	(f)	0.32	0.32
Other income (deductions)	0.08	0.08	(g)	0.02	0.02		0.10	0.10
Taxes other than income taxes	0.04	0.04		-	-		0.04	0.04
Interest and other charges	0.01	0.01		0.03	0.05	(h)	0.04	0.06
Other than temporary impairment losses	-	-		0.02	0.02		0.02	0.02
Nuclear refueling outage expense	-	-		(0.01)	(0.01)		(0.01)	(0.01)
Decommissioning expense	-	-		(0.01)	(0.01)		(0.01)	(0.01)
Share repurchase effect	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Depreciation/amortization expense	(0.04)	(0.04)		(0.01)	(0.01)		(0.05)	(0.05)
Other operation & maintenance expense	(0.05)	(0.11)	(i)	(0.09)	(0.06)	(j)	(0.14)	(0.17)
Income taxes - other	(0.42)	(0.42)	(k)	0.03	0.03		(0.39)	(0.39)
2009 earnings	1.32	1.35		1.00	1.05		2.32	2.40

Appendix B-2: As-Reported and Operational Earnings Per Share Variance Analysis
Year-to-Date 2009 vs. 2008
(Per share in U.S. $, sorted in consolidated as-reported column, most to least favorable)
	Utility, Parent & Other			Competitive Businesses			Consolidated
	As-Reported	Opera- tional		As-Reported	Opera-tional		As- Reported	Opera-tional
2008 earnings	2.56	2.74		2.77	2.77		5.33	5.51
Other income (deductions)	0.09	0.09	(g)	-	-		0.09	0.09
Interest and other charges	-	-		0.09	0.14	(h)	0.09	0.14
Decommissioning expense	(0.01)	(0.01)		(0.01)	(0.01)		(0.02)	(0.02)
Net revenue	0.19	0.19	(e)	(0.22)	(0.22)	(f)	(0.03)	(0.03)
Taxes other than income taxes	-	-		(0.03)	(0.03)		(0.03)	(0.03)
Nuclear refueling outage expense	(0.03)	(0.03)		(0.01)	(0.01)		(0.04)	(0.04)
Depreciation/amortization expense	(0.09)	(0.09)	(l)	(0.04)	(0.03)		(0.13)	(0.12)
Other than temporary impairment losses	-	-		(0.14)	(0.14)	(m)	(0.14)	(0.14)
Other operation & maintenance expense	(0.05)	(0.14)	(i)	(0.15)	(0.04)	(j)	(0.20)	(0.18)
Income taxes – other	(0.34)	(0.34)	(k)	0.08	0.08	(n)	(0.26)	(0.26)
2009 earnings	2.32	2.41		2.34	2.51		4.66	4.92

Utility Net Revenue Variance Analysis 2009 vs. 2008 ($ EPS)
Third Quarter		Year-to-Date
Weather	0.04	Weather	(0.01)
Sales growth/ pricing	0.15	Sales growth/ pricing	0.18
Other	0.05	Other	0.02
Total	0.24	Total	0.19
(e)
Quarter and year-to-date variances are primarily driven by the absence of two hurricanes in 2008 that materially lowered usage in that period and Utility Operating Company rate increases in Texas, Mississippi and Arkansas (capacity acquisition rider), partially offset by the effect of rate settlements in the current period at Entergy Louisiana and Entergy Gulf States Louisiana.

(f)
The increase in the quarter is due to higher revenues at Entergy Nuclear from higher production due to fewer planned and unplanned outage days while the decrease in the year-to-date period is due to the effect of more planned refueling outage days this year versus last year.  In both the quarter and year-to-date periods lower revenue amortization associated with the below-market PPA at Palisades had the effect of decreasing net revenue.

(g)	The increases in quarter and year-to-date are due primarily to carrying charges on storm costs for hurricanes Gustav and Ike recorded in Texas and Louisiana and a gain recorded on a land sale.
(h)	The decrease in the quarter and year-to-date is due primarily to lower intercompany interest charges which are eliminated in consolidation and have no effect on consolidated results.
(i)
The increase in the quarter and year-to-date is due primarily to higher nuclear spending and increased fossil expenses including outage costs.  In addition, increased benefits expense, settlement of storm-related costs in Texas and litigation expenses contributed to the increase in the current quarter.

(j)
The increase in the quarter and year-to-date is due to increased spin-off dis-synergy expenses, higher payroll expense and the effect of amortization of costs previously deferred due to the timing of refueling outages

(k)
The increases in the quarter and year-to-date are due primarily to the absence of a tax benefit recorded in third quarter 2008 associated with the liquidation of Entergy Power Generation, with year-to-date partially offset by the decrease of valuation allowances on loss carryovers.

(l)	The increase is due primarily to increased plant in service at the Utility.
(m)  The variance year-to-date is due primarily to impairments associated with decommissioning trust fund investments exceeding similar impairments recorded in 2008.
(n)	The decrease in year-to-date is due primarily to the decrease of valuation allowances on loss carryovers. Other third quarter 2008 income tax adjustments were essentially offsetting.

Appendix B-3 lists special items by business with quarter-to-quarter and year-to-date comparisons.  Amounts are shown on both earnings per share and net income bases.  Special items are those events that are less routine, are related to prior periods, or are related to discontinued businesses.  Special items are included in as-reported earnings per share consistent with generally accepted accounting principles (GAAP), but are excluded from operational earnings per share.  As a result, operational earnings per share is considered a non-GAAP measure.

Appendix B-3: Special Items (shown as positive / (negative) impact on earnings)
Third Quarter and Year-to-Date 2009 vs. 2008
(Per share in U.S. $)
	Third Quarter			Year-to-Date
	2009	2008	Change	2009	2008	Change
Utility, Parent & Other
Non-utility nuclear spin-off expenses	(0.03)	(0.09)	0.06	(0.09)	(0.18)	0.09
Competitive Businesses
Entergy Nuclear
Non-utility nuclear spin-off dis-synergies	(0.05)	-	(0.05)	(0.17)	-	(0.17)
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Total Competitive Businesses	(0.05)	-	(0.05)	(0.17)	-	(0.17)
Total Special Items	(0.08)	(0.09)	0.01	(0.26)	(0.18)	(0.08)

(U.S. $ in millions)

	Third Quarter			Year-to-Date
	2009	2008	Change	2009	2008	Change
Utility, Parent & Other
Non-utility nuclear spin-off expenses	(5.2)	(17.1)	11.9	(17.9)	(35.3)	17.4
Competitive Businesses
Entergy Nuclear
Non-utility nuclear spin-off dis-synergies	(10.3)	-	(10.3)	(32.0)	-	(32.0)
Non-Nuclear Wholesale Assets	-	-	-	-	-	-
Total Competitive Businesses	(10.3)	-	(10.3)	(32.0)	-	(32.0)
Total Special Items	(15.5)	(17.1)	1.6	(49.9)	(35.3)	(14.6)

C.	Regulatory Summary

Appendix C provides a summary of selected regulatory cases and events that are pending.
Appendix C: Regulatory Summary Table
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation
Entergy Arkansas	9.9%
Recent activity:  On September 4, 2009, EAI filed a rate case requesting a $223.2 million increase reflecting an 11.5% ROE based on a June 30, 2009 test year with known and measurable changes through June 30, 2010.  The filing also includes a proposed Formula Rate Plan (FRP).  Key provisions include a +/- 25 basis point bandwidth, with earnings outside the bandwidth reset to the 11.5% midpoint ROE and rates changing on a prospective basis depending on whether EAI is over or under-earning.  The proposed FRP also includes a recovery mechanism that provides timely recovery for APSC-approved expense for additional capacity purchase or construction / acquisition of new transmission or generating facilities.  Finally, the proposed FRP includes an energy efficiency-related mechanism.  Hearings are scheduled to begin May 2010, with an effective date for new rates of July 2010.
Background:  EAI implemented its last base rate change, a $5.1 million rate reduction, on August 29, 2007.  On July 2, 2009, EAI filed a notification with the APSC that it intended to file an application for a general change in rates, charges and tariffs within 60 to 90 days.

Storm Cost Recovery:  As part of EAI’s September 4, 2009 rate case filing, EAI included the 2009 ice storm restoration costs in cost-of-service.   EAI continues to assess whether securitization would provide a lower cost to customers; if so, the recovery request will be removed from the rate case filing.  EAI is also seeking an increase in the annual storm damage accrual from $14.4 million to $22.3 million.
Background:  In January 2009, EAI was struck by a severe ice storm with the current restoration cost estimate standing at the lower end of the $120 to $140 million range.  Considering the magnitude of the statewide storm damages, the Arkansas legislature passed legislation authorizing storm reserve accounting in March 2009, followed by the enactment of storm securitization legislation in April.  Both pieces of legislation are effective for storms occurring on or after January 1, 2009.  At the end of March, EAI filed a petition with the APSC to establish storm reserve accounting pursuant to the legislation.  In the interim, the APSC approved on March 6, 2009 EAI’s application for an accounting order authorizing the deferral of the operating and maintenance cost portion of the ice storm restoration costs pending their recovery.

White Bluff Environmental Controls Project:  Effective the first billing cycle in July and subject to refund, EAI implemented an interim surcharge for the project pursuant to Act 310.  Parties to the case raised and continue to address Act 310 related issues.  In addition, on October 14, 2009, estimated total project costs were revised downward from approximately $1.0 billion to $780 million, with EAI’s revised share at $465 million.
Background:  On March 27, 2009, EAI petitioned the APSC to undertake the Environmental Controls project that will install scrubbers and low NOx burners at the co-owned White Bluff coal plant at an expected total cost of approximately $1.0 billion, and EAI’s share at $631 million, with estimates revised downward in October 2009.  White Bluff Units 1 and 2 are required to meet more stringent NOx and SO2 limits by 2013 in order to comply with the Arkansas Department of Environmental Quality State Implementation Plan regulations implementing the United States Environmental Protection Agency’s Regional Haze Rule.  To continue operating, White Bluff must install pollution control technology.  EAI has conducted economic analysis comparing the Environmental Controls project to other supply options for capacity and energy and concluded the project is the lowest reasonable cost alternative under a wide range of assumptions.  EAI intends to recover costs pursuant to Act 310 through an interim rate schedule to be amended approximately every six months to capture ongoing costs.  Act 310 permits utilities to recover costs associated with government-mandated expenditures and investments required for the protection of public health, safety and the environment through a surcharge outside the normal rate case process.  The interim surcharge is effective until the implementation of new rate schedules in connection with the next general rate filing of a utility.  EAI and the White Bluff plant co-owners filed supplemental testimony in the proceeding in early July, with the co-owners generally indicating that the plant represents a reliable, low cost base load capacity resource even after considering the cost of installing scrubbers.  The procedural schedule concludes with hearings scheduled for March 2010.

Entergy Gulf States Louisiana	9.90% - 11.40%
Recent activity: At its October 2009 Business and Executive Session, the LPSC approved an uncontested settlement resolving the 2007 test year FRP filing and extending the FRP regulatory process for an additional three years.  Key terms include a $3.7 million refund commencing with the November billing cycle, if reasonably practical, otherwise for the December billing cycle with interest. The new FRP was adopted for the 2008-2010 test years.   All parties also committed to work together to attempt to develop a transmission rider for EGSL with a schedule to be set that provides for the LPSC to address this matter at its March 2010 Business and Executive session.  As part of the settlement EGSL will also implement a one-time rate reset to achieve its 10.65% midpoint ROE for the 2008 test year filing, which was filed October 21, 2009.  This filing reflected an 8.64% earned ROE and total rate increase of $44.3 million, including a $36.9 million cost of service adjustment, plus $7.4 million net for increased capacity costs and a base rate reclassification.  New rates take effect coincident with the refund described above and are subject to review and final approval by the LPSC.
Background:  In March 2005, the LPSC approved a Global Settlement which established an FRP with a 10.65% ROE midpoint and a +/- 75 basis point bandwidth and a recovery mechanism for Commission-approved capacity additions.  Earnings outside the bandwidth are allocated prospectively, 60% to customers and 40% to the company.  The 2006 test year filing was the third of three approved filings by the LPSC.  The FRP may be extended by mutual agreement of EGSL and the LPSC, and the parties initially agreed to extend the FRP one additional year, with a further three year extension achieved as part of the October 2009 uncontested settlement.   In the interim, while EGSL continued its discussions with the LPSC Staff to renew its formula rate plan and resolve outstanding issues, at its July 2009 Business and Executive session, a bridge agreement was approved whereby EGSL’s base rates will remain unchanged, but the LPSC approved deferral of the net $5 million increase in capacity costs.

Appendix C: Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation
Entergy Gulf States Louisiana (continued)
Storm Cost Recovery:  On September 29, 2009, EGSL filed its first and second supplemental and amending joint applications in the storm proceeding requesting that the LPSC approve and authorize alternative (Act 55) securitization in the amount of $270.6 million, including system restoration costs through June 15, 2010 with carrying costs, storm reserves and issuance costs.  EGSL expects significant potential financing savings from pursuing Act 55 alternative securitization and plans to guarantee customer savings, consistent with results achieved from the same approach used for hurricanes Katrina and Rita recovery.
Background:  In lieu of seeking interim recovery, on October 9, 2008, EGSL accessed $85 million of storm reserves funded by securitized debt proceeds.  On October 15, 2008, the LPSC approved EGSL’s request to defer and accrue carrying cost on unrecovered storm expenditures during the period the company seeks regulatory recovery.  The approval was without prejudice to the ultimate resolution of the total amount of prudently incurred storm cost or final carrying cost rate.  New securitization legislation was not needed, as existing legislation extends to Gustav and Ike.  EGSL initiated its storm recovery proceeding for hurricanes Gustav and Ike on May 11, 2009.  The filing seeks recovery of $241.9 million, primarily related to costs incurred through February 28, 2009.  On an LPSC jurisdictional basis after considering interim funding from storm reserves and projected carrying charges, the net request is $150.7 million.  EGSL is also seeking to replenish its storms reserves in the amount of $90 million.  The procedural schedule established in July concludes with hearings scheduled for March 2010.

Entergy Louisiana	9.45% - 11.05%
Recent activity: At its October 2009 Business and Executive Session, the LPSC approved an uncontested settlement resolving the 2006 and 2007 test year FRP filings and extending the FRP regulatory process for an additional three years.  Key terms include a $12.9 million refund commencing with the November billing cycle, if reasonably practical, otherwise for the December billing cycle with interest. The new FRP was adopted for the 2008-2010 test years.  All parties also committed to work together to attempt to develop a transmission rider for ELL with a schedule to be set that provides for the LPSC to address this matter at its March 2010 Business and Executive session.  As part of the settlement ELL will also implement a one-time rate reset to achieve its 10.25% midpoint ROE for the 2008 test year filing, which was filed October 21, 2009.  This filing reflected a 9.35% earned ROE and total rate increase of $2.5 million, including a $16.3 million cost of service adjustment, less a $13.8 million net reduction for decreased capacity costs and a base rate reclassification.  New rates take effect coincident with the refund described above and are subject to review and final approval by the LPSC.
Background:  In May 2005, the LPSC approved a settlement reestablishing ELL’s FRP with a 10.25% ROE midpoint and a +/- 80 basis point bandwidth and a recovery mechanism for Commission-approved capacity additions.  Earnings outside the bandwidth are allocated prospectively, 60% to customers and 40% to the company.  The 2007 test year filing was the third of three approved filings by the LPSC.  The FRP may be extended by the mutual agreement of ELL and the LPSC, and the parties agreed to a further three year extension achieved as part of the October 2009 uncontested settlement.   In the interim, while ELL continued its discussions with the LPSC Staff to renew its formula rate plan and resolve outstanding issues, at its July 2009 Business and Executive session, a bridge agreement was approved whereby ELL’s base rates will remain unchanged, but the LPSC approved capacity cost adjustments.  The net decrease in capacity costs of $17 million will be used to increase the storm reserve accrual.

Storm Cost Recovery:  On September 29, 2009, ELL filed its first and second supplemental and amending joint applications in the storm proceeding requesting that the LPSC approve and authorize alternative (Act 55) securitization in the amount of $522.4 million, including system restoration costs through June 15, 2010 with carrying costs, storm reserves and issuance costs.  ELL expects significant potential financing savings from pursuing Act 55 alternative securitization and plans to guarantee customer savings, consistent with results achieved using this approach for hurricanes Katrina and Rita recovery.
Background:  In lieu of seeking interim recovery, on October 9, 2008, ELL accessed $134 million of storm reserves funded by securitized debt proceeds.  On October 15, 2008, the LPSC approved ELL’s request to defer and accrue carrying cost on unrecovered storm expenditures during the period the company seeks regulatory recovery.  The approval was without prejudice to the ultimate resolution of the total amount of prudently incurred storm cost or final carrying cost rate.  New securitization legislation was not needed, as existing legislation extends to Gustav and Ike.  ELL initiated its storm recovery proceeding for hurricanes Gustav and Ike on May 11, 2009.  The filing seeks recovery of $392.3 million, primarily related to costs incurred through February 28, 2009.  On an LPSC jurisdictional basis after considering interim funding from storm reserves and projected carrying charges, the net request is $261.9 million.  ELL is also seeking to replenish its storms reserves in the amount of $200 million.  The procedural schedule established in July concludes with hearings scheduled for March 2010.

Little Gypsy Repowering: ELL continued to keep the LPSC apprised on the status of activities related to the project suspension.
Background:  On November 8, 2007, the LPSC voted unanimously to approve ELL’s request to repower the 538 MW Little Gypsy unit to utilize CFB technology relying on a dual-fuel approach (petroleum coke and coal), an action that could reduce Louisiana customers’ dependence on natural gas.  The approval was subject to a number of conditions, including the development and approval of a construction monitoring plan.  The order also included a recovery provision for prudently incurred costs in the event circumstances changed materially.  The project later experienced a delay resulting from the need to conduct additional environmental analysis (Maximum Achievable Control Technology application) as a result of a federal court decision in February 2008 unrelated to the project.  The additional analysis estimated construction could commence by mid-year 2009 leading to a targeted in service date by mid-year 2013 and resulting in a project cost estimate increase to $1.76 billion.  In February 2009, the Louisiana Department of Environmental Quality issued the new air permit.  On March 11, 2009, the LPSC issued an order directing

Appendix C: Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation
Entergy Louisiana (continued)
ELL to temporarily suspend the Little Gypsy Repowering Project and file a report with the LPSC on the economic viability of the project and develop a recommendation regarding whether to delay the project for an extended time.  This action was based upon a number of factors including the recent decline in natural gas prices, as well as environmental concerns, the unknown costs of carbon legislation and changes in the capital/financial markets.  On April 1, 2009, ELL recommended to the LPSC that it continue the temporary project suspension and make a filing with the LPSC seeking a longer-term suspension (three years or more) of the project.  The filing indicated approximately $160 million of spending through February 28, 2009 and estimated approximately $300 million of total costs if the project is cancelled.  ELL had obtained all major environmental permits required to begin construction.  A longer-term delay places these permits at risk and may adversely affect the project’s economics and technological feasibility in the event the project is re-initiated.  In May 2009, the LPSC unanimously accepted ELL’s recommendation and issued an order finding that ELL’s decision to place the Little Gypsy project in longer-term suspension of 3 years or more was in the public interest and prudent, without prejudice to issues of prudence of timing of decisions, project management, whether ELL may recover project costs from retail customers and the manner of that recovery and whether the project should be canceled or abandoned as opposed to merely suspended.  The quarterly monitoring plan was suspended indefinitely, with ELL instead working cooperatively with the LPSC Staff keeping them informed of activities associated with suspending the project and terminating current contracts related to the project.  On or before, December 15, 2011, ELL is required to report to the LPSC and its Staff whether or not it intends to re-initiate the project, including a detailed discussion of the basis for the decision.  ELL also dismissed its proceeding to recover cash earnings on Construction Work in Progress (CWIP) for the Little Gypsy project.

Entergy Mississippi	11.91% - 14.42%
Recent activity:  On September 18, 2009, EMI filed proposed modifications to its FRP rider.  EMI is proposing changes to better achieve the goal of an FRP by providing a reasonable opportunity to earn its allowed return.  The proposed modifications also more closely align EMI’s FRP with the FRPs of the other regulated gas and electric utilities in Mississippi, which would allow for a more uniform and streamlined review process.  Key changes include (1) resetting EMI’s return to the middle of the FRP bandwidth each year and eliminating the 50 / 50 sharing in the current plan, (2) replacing the current rate change limit of two percent of revenues subject to a $14.5 million revenue adjustment cap, with a proposed limit of four percent of revenues, (3) implementing a projected test year for the annual filing and subsequent look-back for the prior year, and (4) modifying the performance measurement process.
Background:  EMI has been operating under a FRP last approved in December 2002.  The FRP allows the company’s earned ROE to increase or decrease within a bandwidth with no change in rates.  Earnings outside the bandwidth are allocated 50% to customers and 50% to the company, but on a prospective basis only.  The plan also provides for performance incentives that can increase or decrease the benchmark ROE by as much as 100 basis points.  On June 30, 2009, the MPSC approved EMI’s 2008 FRP adjustment increase of $14.5 million effective July 1, 2009.  As a result, EMI filed a voluntary motion to dismiss its Mississippi Supreme Court appeal of the 2007 FRP.

Fuel Recovery/Attorney General Complaint:  The MPSC continues to investigate issues associated with EMI fuel costs and claims raised by the Mississippi Attorney General (AG) going back some 30 years. In August 2009, the MPSC retained Horne Group LLP (Horne) to perform EMI's fuel audit for the years ended September 30, 2008 and 2009.  Horne’s EMI audit report is due to the MPSC by December 15, 2009.
Background:  The relatively new Commission has been reviewing state utilities’ practices and procedures, most notably related to fuel recovery.  EMI understands the MPSC’s need to obtain more information about past Commission actions, system tariffs, and issues including fuel purchases, fuel costs and power generation needs, and will continue to work with the Commission to inform, respond to questions and develop alternative policies on tariffs if they are found to be in the best interests of customers and fairly balanced with other stakeholder rights.  In addition, the AG issued civil investigative demands directed at EMI and other Entergy companies related to EMI’s fuel adjustment clause and other matters.  The AG voluntarily dismissed this proceeding, and instead filed a complaint in state court in December 2008 against EMI and other Entergy companies alleging, among other things, violations of Mississippi statutes, fraud, and breach of good faith and fair dealing, and requesting an accounting and restitution.  The litigation is wide ranging and relates to tariffs and procedures under which EMI obtains power in the wholesale market to meet electricity demand.  EMI believes the complaint is unfounded, should be resolved in the appropriate regulatory forum and should not be tried in the court of public opinion.  On December 29, 2008, the affected Entergy companies filed to remove the AG’s suit to U.S. District Court (the appropriate forum to resolve the types of federal issues raised in the suit) where it is currently pending, and additionally answered the complaint and filed a counter-claim for injunctive and other relief based upon the Mississippi Public Utilities Act and the Federal Power Act.  The AG has filed a pleading seeking to remand the case to state court.  On February 10, 2009, an independent audit report commissioned by the MPSC to review fuel recovery was released.  The report indicated that many of EMI’s fuel procurement and adjustment practices are sound and in the customers’ best interest.  On June 30, 2009, the MPSC issued an order authorizing an audit of EMI’s fuel adjustment clause by an independent audit firm.

Storm Cost Recovery:  EMI continues to evaluate next steps for storm recovery.
Background:  EMI’s restoration cost estimate for Hurricane Gustav is $18 to $20 million.  As of the end of September, EMI had $32 million of storm reserves funded by securitized debt proceeds.

Appendix C: Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Retail Regulation

Entergy New Orleans	10.7% - 11.5% Electric 10.25% - 11.25% Gas
Recent activity:  On September 17, 2009, the City Council of New Orleans approved the Energy Smart Resolution.  Energy Smart is the energy efficiency program that was filed pursuant to ENOI’s April 2009 rate case settlement.
Background:  A new three year FRP beginning with the 2009 test year was adopted in ENOI’s rate case settled in April 2009.  Key provisions include an 11.1% electric ROE and a +/- 40 basis point bandwidth and a 10.75% gas ROE with a +/- 50 basis point bandwidth.  Earnings outside the bandwidth reset to the midpoint ROE, with rates changing on a prospective basis depending on whether ENOI is over or under-earning.  The FRP also includes a recovery mechanism for Council-approved capacity additions, plus provisions for extraordinary cost changes and force majeure.  The FRP may be extended by the mutual agreement of ENOI and the City Council of New Orleans.  The settlement also implemented energy conservation and demand programs.  Effective June 1, 2009, pursuant to its April rate case settlement, ENOI implemented a total electric bill reduction of $35.3 million, including conversion of the $10.6 million voluntary recovery credit to a permanent reduction and complete realignment of Grand Gulf recovery from fuel to base rates, and a $4.95 million gas rate increase.

Entergy Texas	10.00%
Recent activity:  On September 18, 2009, ETI filed an application with the PUCT seeking to implement a Power Cost Recovery Factor (PCRF) to timely recover purchased power capacity costs for a single purchased power contract for a slice of capacity, and associated energy, from EAI wholesale baseload capacity (EAI-WBL).  Given the limited amount of time before ETI must begin incurring costs under the contract, ETI requested an order approving the application no later than the PUCT’s December 17, 2009 open meeting.  A final decision by this time will allow ETR sufficient time to evaluate steps to mitigate its exposure under the contract if the PUCT denies ETI’s request.  A prehearing conference has been scheduled for October 30, 2009.
Background:  ETI implemented a $46.7 million base rate increase pursuant to its black box rate case settlement effective January 28, 2009, for usage beginning December 19, 2008.  ETI is in need of baseload resources, and EAI recently elected to offer its WBL capacity to the Entergy system as a three-year cost based deal beginning January 1, 2010.  ETI projects that the purchase can save customers in the range of $9.5 to $16.0 million over three years.  Given expected savings, ETI requested a cost recovery mechanism to recover the annual capacity costs of approximately $26 million through the PCRF until such time as the costs are reflected in rates after a general rate case or the transaction expires, whichever occurs first.  ETI is planning to file a general rate case by the end of 2009.

Storm Cost Recovery:  On August 5, 2009, ETI reached an unopposed “black box” settlement agreement in the storm cost recovery proceeding and later that month reached a unanimous settlement in its financing order docket, both of which were subsequently approved by the PUCT.  Pursuant to the settlements, ETI expects to securitize $539.9 million of system restoration costs, including carrying costs of $43.5 million through an October 26, 2009 projected issuance date.  Securitization proceeds are net of an estimated $70 million for projected insurance proceeds, subject to true-up, for which ETI received $75.5 million in the third quarter of 2009 following resolution of the Hurricane Ike claim.  ETI expects to complete its securitization financing in fourth quarter 2009.
Background:  On April 16, 2009, Governor Perry signed Senate Bill (SB) 769 enacting evergreen securitization legislation for recovery of system restoration costs.  Pursuant to SB 769, the PUCT has 150 days after a company makes its filing to provide an order determining the amount eligible for recovery and securitization.  A company may file for a financing order prior to the expiration of the 150-day period.  The
PUCT has 90 days after the company makes its filing to issue a financing order, but need not issue an order until it has determined costs eligible for recovery and securitization.  The legislation also calls for system restoration costs to include carrying costs using the last approved Weighted Average Cost of Capital (WACC) from the date on which system restoration costs were incurred until the date transition bonds are issued pursuant to a financing order or until costs are otherwise recovered pursuant to SB 769.  ETI initiated its storm recovery proceeding on April 21, 2009 seeking recovery of $577.5 million of system restoration costs incurred through February 28, 2009, plus certain estimates, and authorization to recover in a financing proceeding to be subsequently filed, carrying costs on the approved system restoration costs at ETI’s WACC.  On July 31, 2009, ETI reached an agreement in principle that should resolve all issues in its storm cost recovery case through an unopposed settlement.  The agreement in principle had no finding of imprudence.  ETI initiated its financing order request on July 16, 2009 seeking the issuance of $627.8 million transition bonds in mid-November, including $50.3 million carrying costs.

Appendix C: Regulatory Summary Table (continued)
Company/ Proceeding	Authorized ROE	Pending Cases/Events
Wholesale Regulation (FERC)
System Energy Resources, Inc.	10.94%	Recent activity: None. Background: ROE approved by July 2001 FERC order.

System Agreement	NA
Recent activity:  On September 10, 2009, the ALJ issued its initial decision regarding the 2007 production cost bandwidth filing that concluded, with two exceptions, the Operating Company calculation was appropriate and the production costs were prudently incurred.  The two exceptions related to depreciation expense for which new studies are needed and accumulated deferred income tax related to the Waterford 3 sale-leaseback that should not have been excluded from the bandwidth calculation.  Parties have since filed briefs on exceptions to the ALJ decision with the FERC.  In addition, the FERC set the 2008 production cost bandwidth filing for hearing in April 2010.
Background:  The System Agreement case addresses the allocation of production costs among the utility operating subsidiaries.  In June 2005, the FERC issued its decision and established a bandwidth of +/- 11% to reallocate production costs and ordered that this approach be applied prospectively.  In December 2005, FERC established, among other things, that 1) the bandwidth would be applied to calendar year 2006 actual production costs and 2) 2007 would be the first possible year of payments among Entergy’s Operating Companies.  The orders were appealed and the DC Circuit remanded to the FERC for reconsideration of the FERC's conclusion it did not have the authority to order refunds and the decision to delay the implementation of the bandwidth remedy.  The remand is pending at FERC.  Oral arguments were held on May 8, 2009 on the LPSC’s DC Circuit appeal of FERC Orders approving the Operating Companies compliance filing implementing the bandwidth remedy.  On July 6, 2009, the DC Circuit denied the LPSC’s appeal.

The Entergy Operating Companies submitted bandwidth filings for the calendar years 2006 through 2008 production costs.  The calendar year 2008 filing indicates a payment from EAI in the amount of $390 million collectively to EGSL, ETI, ELL and EMI.  On September 23, 2008, the ALJ issued a decision regarding the initial bandwidth proceeding related to calendar year 2006 production costs, that concluded that, with one exception, the Operating Company calculation was appropriate and that the Operating Companies' production costs were prudently incurred. The one exception would require the Operating Companies to calculate nuclear depreciation/decommissioning for each facility based on the NRC license life.  On September 19, 2008, FERC also issued an order on rehearing in the proceeding involving the exclusion of interruptible loads from certain System Agreement calculations that concluded that FERC had authority to order refunds and that refunds were appropriate.  The APSC and the Operating Companies appealed the FERC's orders to the DC Circuit.

The System Agreement has been and continues to be the subject of ongoing litigation.  As a result, EAI and EMI submitted their eight year notices to withdraw from the System Agreement in December 2005 and November 2007, respectively, and on February 2, 2009 filed with the FERC their notices of cancellation of their respective System Agreement rate schedules, effective December 2013 and November 2015, respectively.  EAI and EMI requested FERC issue a decision on the notices of cancellation by June 1, 2009 or, if further inquiry is necessary, that FERC institute a paper hearing to resolve the major policy and legal issues by the end of the year and then, if necessary, set any remaining factual questions for expedited hearing.  The matter is pending.  The Operating Companies are considering a Successor Arrangement for the System Agreement.  Further progress on a proposed framework for a Successor Arrangement to the System Agreement could be stalled until FERC resolves EAI’s and EMI’s notices of cancellation filing made February 2, 2009.  Given EAI must take action well before its termination date to prepare to act as a stand-alone utility in the event successor arrangements are not implemented, EAI reported the results of a related study to the APSC in September 2009.  Total estimated cost to establish the systems and staff the organizations to perform the necessary functions for a stand-alone EAI operation are estimated at approximately $23 million, including $18 million to establish generation-related functions and $5 million to modify the transmission system.  Incremental costs for ongoing staffing and systems costs are estimated at approximately $8 million.  Cost and implementation schedule estimates will continue to be re-evaluated and refined as additional, more detailed analysis is completed.  EAI expects it will take approximately two years to implement stand-alone operations for EAI.

D.	Financial Performance Measures and Historical Performance Measures

Appendix D-1 provides comparative financial performance measures for the current quarter.  Appendix D-2 provides historical financial performance measures and operating performance metrics for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with generally accepted accounting principles (GAAP), as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items.  Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items.  A reconciliation of operational measures to as-reported measures is provided in Appendix F.

Appendix D-1: GAAP and Non-GAAP Financial Performance Measures
Third Quarter 2009 vs. 2008 (see Appendix E for definitions of certain measures)

For 12 months ending September 30	2009	2008	Change
GAAP Measures
Return on average invested capital – as-reported	7.1%	8.1%	(1.0%)
Return on average common equity – as-reported	13.2%	15.6%	(2.4%)
Net margin – as-reported	9.7%	9.7%	-
Cash flow interest coverage	5.5	7.0	(1.5)
Book value per share	$44.91	$42.02	$2.89
End of period shares outstanding (millions)	188.9	189.9	(1.0)

Non-GAAP Measures
Return on average invested capital – operational	7.5%	8.4%	(0.9%)
Return on average common equity – operational	14.1%	16.4%	(2.3%)
Net margin – operational	10.3%	10.2%	0.1%

As of September 30 ($ in millions)	2009	2008	Change
GAAP Measures
Cash and cash equivalents	1,131	2,556	(1,425)
Revolver capacity	1,647	374	1,273
Total debt	11,522	12,656	(1,134)
Debt to capital ratio	56.7%	60.4%	(3.7%)
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	118	129	(11)
Leases – Entergy’s share	449	508	(59)
Total off-balance sheet liabilities	567	637	(70)

Non-GAAP Measures
Total gross liquidity	2,778	2,930	(152)
Net debt to net capital ratio	54.2%	54.9%	(0.7%)
Net debt ratio including off-balance sheet liabilities	55.5%	56.4%	(0.9%)

Appendix D-2: Historical Performance Measures (see Appendix E for definitions of measures)
	4Q07	1Q08	2Q08	3Q08	4Q08	1Q09	2Q09	3Q09	08YTD	09YTD
Financial
EPS – as-reported ($)	0.96	1.56	1.37	2.41	0.89	1.20	1.14	2.32	5.33	4.66
Less – special items ($)	(0.16)	0.00	(0.09)	(0.09)	(0.10)	(0.09)	(0.09)	(0.08)	(0.18)	(0.26)
EPS – operational ($)	1.12	1.56	1.46	2.50	0.99	1.29	1.23	2.40	5.51	4.92
Trailing Twelve Months
ROIC – as-reported (%)	8.3	8.8	8.6	8.1	8.1	7.6	7.5	7.1
ROIC – operational (%)	8.5	9.0	8.8	8.4	8.4	8.0	7.8	7.5
ROE – as-reported (%)	14.1	15.9	16.3	15.6	15.4	14.1	13.7	13.2
ROE – operational (%)	14.5	16.3	17.0	16.4	16.1	15.0	14.6	14.1
Cash flow interest coverage	5.0	4.9	5.0	7.0	6.5	6.5	6.7	5.5
Debt to capital ratio (%)	57.6	58.6	60.7	60.4	59.7	57.4	55.9	56.7
Net debt/net capital ratio (%)	54.7	56.5	58.3	54.9	55.6	53.4	53.0	54.2
Utility
GWh billed
Residential	7,376	8,011	7,372	10,671	6,992	7,893	7,100	11,213	26,055	26,206
Commercial & Gov’t	7,290	6,807	7,275	8,646	6,992	6,756	7,095	8,794	22,727	22,644
Industrial	9,729	9,377	9,730	10,110	8,626	8,139	8,790	9,473	29,217	26,402
Wholesale	1,666	1,290	1,440	1,431	1,240	1,387	1,313	1,164	4,160	3,864
O&M expense/MWh (o)	$20.16	$17.26	$19.48	$14.43	$23.95	$18.51	$20.96	$15.77	$16.89	$18.19
Reliability
SAIFI (p)	1.8	1.9	1.9	1.9	1.9	1.8	1.7	1.8	1.9	1.8
SAIDI (p)	184	191	215	227	216	208	195	204	227	204
Nuclear
Net MW in operation	4,998	4,998	4,998	4,998	4,998	4,998	4,998	4,998	4,998	4,998
Avg. realized price per MWh	$51.52	$61.47	$58.22	$61.59	$56.69	$63.84	$59.22	$61.70	$60.46	$61.68
Production cost/MWh (o)	$22.64	$19.98	$23.11	$21.77	$22.77	$23.14	$24.30	$22.57	$21.59	$23.28
Non-fuel O&M expense/ purchased power per MWh (o)	$23.94	$20.20	$23.42	$21.19	$23.06	$22.44	$25.33	$22.11	$21.57	$23.18
GWh billed	10,254	10,760	10,145	10,316	10,489	10,074	8,980	10,876	31,221	29,929
Capacity factor (%)	92	97	92	95	94	92	81	100	95	91

(o)	4Q07 excludes the effect of the nuclear alignment special item; 2009 excludes the effect of the non-utility nuclear spin-off dis-synergies special item at Entergy Nuclear.
(p)       Excludes impact of major storm activity.

E.	Definitions

Appendix E provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release.

Appendix E: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures
Utility
GWh billed	Total number of GWh billed to all retail and wholesale customers
Operation & maintenance expense	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel
SAIFI	System average interruption frequency index; average number per customer per year
SAIDI	System average interruption duration index; average minutes per customer per year
Number of customers	Number of customers at end of period
Competitive Businesses
Planned TWh of generation	Amount of output expected to be generated by Entergy Nuclear for nuclear units considering plant operating characteristics, outage schedules, and expected market conditions which impact dispatch
Percent of planned generation sold forward
Percent of planned generation output sold forward under contracts, forward physical contracts, forward financial contracts or options (consistent with assumptions used in earnings guidance) that may or may not require regulatory approval

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages
Unit-contingent with availability guarantees
Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract

Planned net MW in operation	Amount of capacity to be available to generate power considering uprates planned to be completed within the calendar year
Bundled energy & capacity contract	A contract for the sale of installed capacity and related energy, priced per megawatt-hour sold
Capacity contract	A contract for the sale of the installed capacity product in regional markets managed by ISO New England and the New York Independent System Operator
Average contract price per MWh or per kW per month
Price at which generation output and/or capacity is expected to be sold to third parties, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades

Average contract revenue per MWh	Price at which the combination of generation output and capacity are expected to be sold to third parties, given existing contract or option exercise prices based on expected dispatch
Entergy Nuclear
Net MW in operation	Installed capacity owned and operated by Entergy Nuclear
Average realized price per MWh	As-reported revenue per MWh billed for all non-utility nuclear operations, excluding revenue from the amortization of the Palisades below-market Power Purchase Agreement
Production cost per MWh	Fuel and non-fuel operation and maintenance expenses according to accounting standards that directly relate to the production of electricity per MWh
Non-fuel O&M expense/purchased power per MWh	Operation, maintenance and refueling expenses and purchased power per MWh billed, excluding fuel
GWh billed	Total number of GWh billed to all customers
Capacity factor	Normalized percentage of the period that the plant generates power
Refueling outage duration	Number of days lost for scheduled refueling outage during the period

Financial measures defined in the below table include measures prepared in accordance with generally accepted accounting principles, (GAAP), as well as non-GAAP measures.  Non-GAAP measures are included in this release in order to provide metrics that remove the effect of less routine financial impacts from commonly used financial metrics.

Appendix E: Definitions of Operational Performance Measures and GAAP and Non-GAAP Financial Measures (continued)
Financial Measures – GAAP
Return on average invested capital – as-reported	12-months rolling net income attributable to Entergy Corporation (Net Income) adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity – as-reported	12-months rolling Net Income divided by average common equity
Net margin – as-reported	12-months rolling Net Income divided by 12 months rolling revenue
Cash flow interest coverage	12-months cash flow from operating activities plus 12-months rolling interest paid, divided by interest expense
Book value per share	Common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, notes payable, capital leases, and preferred stock with sinking fund on the balance sheet less non-recourse debt, if any
Debt of joint ventures (Entergy’s share)	Debt issued by Non-Nuclear Wholesale Assets business joint ventures
Leases (Entergy’s share)	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital	Gross debt divided by total capitalization

Financial Measures – Non-GAAP
Operational earnings	As-reported Net Income applicable to common stock adjusted to exclude the impact of special items
Return on average invested capital – operational	12-months rolling operational Net Income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
Return on average common equity – operational	12-months rolling operational Net Income divided by average common equity
Net margin – operational	12-months rolling operational Net Income divided by 12 months rolling revenue
Total gross liquidity	Sum of cash and revolver capacity
Net debt to net capital	Gross debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents
Net debt including off-balance sheet liabilities	Sum of gross debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents

F.	GAAP to Non-GAAP Reconciliations

Appendix F-1 and Appendix F-2 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Equity, Return on Invested Capital and Net Margin Metrics
($ in millions)
	4Q07	1Q08	2Q08	3Q08	4Q08	1Q09	2Q09	3Q09
As-reported earnings-rolling 12 months (A)	1,135	1,231	1,235	1,244	1,221	1,147	1,103	1,088
Preferred dividends	25	24	23	21	20	20	20	20
Tax effected interest expense	392	396	390	375	374	366	368	361
As-reported earnings, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,552	1,651	1,648	1,640	1,615	1,533	1,491	1,469

Special items in prior quarters	0	(32)	(32)	(50)	(35)	(55)	(54)	(54)

Special items 4Q07 thru 3Q09
Nuclear fleet alignment	(32)
Nuclear spin-off costs			(18)	(17)	(20)	(17)	(17)	(15)
Total special items (C)	(32)	(32)	(50)	(67)	(55)	(72)	(71)	(69)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,584	1,683	1,698	1,707	1,670	1,605	1,562	1,538

Operational earnings, rolling 12 months (A-C)	1,167	1,263	1,285	1,311	1,276	1,219	1,174	1,157

Average invested capital (D)	18,721	18,790	19,244	20,236	19,927	20,126	19,995	20,629

Average common equity (E)	8,030	7,756	7,555	7,973	7,915	8,152	8,045	8,230

Operating revenues (F)	11,484	11,655	12,150	12,825	13,094	13,018	12,275	11,248

ROIC – as-reported % (B/D)	8.3	8.8	8.6	8.1	8.1	7.6	7.5	7.1

ROIC – operational % ((B-C)/D)	8.5	9.0	8.8	8.4	8.4	8.0	7.8	7.5

ROE – as-reported % (A/E)	14.1	15.9	16.3	15.6	15.4	14.1	13.7	13.2

ROE – operational % ((A-C)/E)	14.5	16.3	17.0	16.4	16.1	15.0	14.6	14.1

Net margin – as-reported % (A/F)	9.9	10.6	10.2	9.7	9.3	8.8	9.0	9.7

Net margin – operational % ((A-C)/F)	10.2	10.8	10.6	10.2	9.7	9.4	9.6	10.3

Appendix F-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Credit and Liquidity Metrics
($ in millions)
	4Q07	1Q08	2Q08	3Q08	4Q08	1Q09	2Q09	3Q09
Gross debt (A)	11,123	11,292	11,768	12,656	12,279	12,034	11,510	11,522
Less cash and cash equivalents (B)	1,254	916	1,086	2,556	1,920	1,803	1,281	1,131
Net debt (C)	9,869	10,376	10,682	10,100	10,359	10,231	10,229	10,391

Total capitalization (D)	19,297	19,276	19,401	20,944	20,557	20,975	20,588	20,315
Less cash and cash equivalents (B)	1,254	916	1,086	2,556	1,920	1,803	1,281	1,131
Net capital (E)	18,043	18,360	18,315	18,388	18,637	19,172	19,307	19,184

Debt to capital ratio % (A/D)	57.6	58.6	60.7	60.4	59.7	57.4	55.9	56.7

Net debt to net capital ratio % (C/E)	54.7	56.5	58.3	54.9	55.6	53.4	53.0	54.2

Off-balance sheet liabilities (F)	658	642	638	637	574	573	569	567

Net debt to net capital ratio including off-balance sheet liabilities % ((C+F)/(E+F))	56.3	58.0	59.7	56.4	56.9	54.7	54.3	55.5

Revolver capacity (G)	1,730	1,503	826	374	645	725	1,585	1,647

Gross liquidity (B+G)	2,984	2,419	1,912	2,930	2,565	2,528	2,866	2,778

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR”.

Additional investor information can be accessed on-line at
www.entergy.com/investor_relations

**********************************************************************************************************************
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements involve a number of risks and uncertainties.  There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in (i) Entergy’s Form 10-K for the year ended December 31, 2008, (ii) Entergy’s Form 10-Q for the quarters ended March 31 and June 30, 2009, and (iii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934, (b) the uncertainties associated with efforts to remediate the effects of Hurricanes Gustav and Ike and the January 2009 Arkansas ice storm and recovery of costs associated with restoration, and (c) the following transactional factors (in addition to others described elsewhere in this news release and in subsequent securities filings): (i) risks inherent in the contemplated spin-off, joint venture and related transactions (including the level of debt to be incurred by Enexus Energy Corporation and the terms and costs related thereto), (ii) legislative and regulatory actions, and (iii) conditions of the capital markets during the periods covered by the forward-looking statements.  Entergy cannot provide any assurances that the spin-off or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated.  The transaction is subject to certain conditions precedent, including regulatory approvals and the final approval by the Board of Directors of Entergy.

VI.	Financial Statements

Entergy Corporation

Consolidating Balance Sheet
September 30, 2009
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$56,447	$6,448	$-	$62,895
Temporary cash investments	891,431	176,454	-	1,067,885
Total cash and cash equivalents	947,878	182,902	-	1,130,780
Securitization recovery trust account	20,421	-	-	20,421
Notes receivable	-	1,779,464	(1,779,464)	-
Accounts receivable:
Customer	436,810	211,393	-	648,203
Allowance for doubtful accounts	(29,589)	-	-	(29,589)
Associated companies	27,302	109,692	(136,994)	-
Other	135,523	9,102	-	144,625
Accrued unbilled revenues	319,176	-	-	319,176
Total accounts receivable	889,222	330,187	(136,994)	1,082,415
Deferred fuel costs	58,971	-	-	58,971
Accumulated deferred income taxes	-	-	-	-
Fuel inventory - at average cost	203,975	2,340	-	206,315
Materials and supplies - at average cost	522,220	293,885	-	816,105
Deferred nuclear refueling outage costs	73,233	153,103	-	226,336
System agreement cost equalization	167,225	-	-	167,225
Prepayments and other	99,857	161,438	(3,060)	258,235
TOTAL	2,983,002	2,903,319	(1,919,518)	3,966,803

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	7,099,676	(293,918)	(6,737,124)	68,634
Decommissioning trust funds	1,289,387	1,852,922	-	3,142,309
Non-utility property - at cost (less accumulated depreciation)	219,891	4,664	-	224,555
Other	110,481	10,833	(5,388)	115,926
TOTAL	8,719,435	1,574,501	(6,742,512)	3,551,424

PROPERTY, PLANT, AND EQUIPMENT

Electric	32,120,602	3,773,545	-	35,894,147
Property under capital lease	744,432	-	-	744,432
Natural gas	310,990	-	-	310,990
Construction work in progress	1,135,679	369,020	-	1,504,699
Nuclear fuel under capital lease	496,912	-	-	496,912
Nuclear fuel	122,753	489,872	-	612,625
TOTAL PROPERTY, PLANT AND EQUIPMENT	34,931,368	4,632,437	-	39,563,805
Less - accumulated depreciation and amortization	15,925,768	671,770	-	16,597,538
PROPERTY, PLANT AND EQUIPMENT - NET	19,005,600	3,960,667	-	22,966,267

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	625,469	-	-	625,469
Other regulatory assets	3,492,131	-	-	3,492,131
Deferred fuel costs	172,202	-	-	172,202
Goodwill	374,099	3,073	-	377,172
Other	671,915	857,838	(510,886)	1,018,867
TOTAL	5,335,816	860,911	(510,886)	5,685,841
		-
TOTAL ASSETS	$36,043,853	$9,299,398	$(9,172,916)	$36,170,335

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2009
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$927,605	$30,211	$-	$957,816
Notes payable:
Associated companies	1,779,464	-	(1,779,464)	-
Other	55,031	-	-	55,031
Account payable:
Associated companies	128,386	6,778	(135,164)	-
Other	655,296	163,053	-	818,349
Customer deposits	320,382	250	-	320,632
Taxes accrued	298,347	(176,206)	-	122,141
Accumulated deferred income taxes	15,597	-	-	15,597
Interest accrued	170,049	5,085	-	175,134
Deferred fuel costs	275,609	-	-	275,609
Obligations under capital leases	162,893	-	-	162,893
Pension and other postretirement liabilities	34,387	4,980	-	39,367
System agreement cost equalization	255,859	-	-	255,859
Other	68,484	110,342	(3,060)	175,766
TOTAL	5,147,389	144,493	(1,917,688)	3,374,194

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,859,240	1,291,079	-	7,150,319
Accumulated deferred investment tax credits	312,688	-	-	312,688
Obligations under capital leases	374,177	-	-	374,177
Other regulatory liabilities	387,351	-	-	387,351
Decommissioning and retirement cost liabilities	1,513,372	1,297,452	-	2,810,824
Accumulated provisions	130,075	8,241	-	138,316
Pension and other postretirement liabilities	1,703,233	428,967	-	2,132,200
Long-term debt	9,806,208	171,271	(5,388)	9,972,091
Other	493,272	753,165	(520,832)	725,605
TOTAL	20,579,616	3,950,175	(526,220)	24,003,571

Subsidiaries' preferred stock without sinking fund	186,510	80,475	(51,762)	215,223

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2009	2,163,815	911,010	(3,072,277)	2,548
Paid-in capital	7,539,226	2,029,540	(4,199,292)	5,369,474
Retained earnings	5,310,958	2,099,096	460,997	7,871,051
Accumulated other comprehensive income (loss)	(115,496)	97,309	626	(17,561)
Less - treasury stock, at cost (65,853,363 shares in 2009)	4,862,165	12,700	(132,700)	4,742,165
Total common shareholders' equity	10,036,338	5,124,255	(6,677,246)	8,483,347
Subsidiaries' preferred stock without sinking fund	94,000	-	-	94,000
TOTAL	10,130,338	5,124,255	(6,677,246)	8,577,347

TOTAL LIABILITIES AND EQUITY	$36,043,853	$9,299,398	$(9,172,916)	$36,170,335

*Totals may not foot due to rounding.
Entergy Corporation

Consolidating Balance Sheet
December 31, 2008
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$110,203	$5,673	$-	$115,876
Temporary cash investments	1,355,498	449,117	-	1,804,615
Total cash and cash equivalents	1,465,701	454,790	-	1,920,491
Securitization recovery trust account	12,062	-	-	12,062
Notes receivable	99,330	1,333,123	(1,432,453)	-
Accounts receivable:
Customer	523,348	210,856	-	734,204
Allowance for doubtful accounts	(25,610)	-	-	(25,610)
Associated companies	139,912	84,341	(224,253)	-
Other	179,207	27,420	-	206,627
Accrued unbilled revenues	282,914	-	-	282,914
Total accounts receivable	1,099,771	322,617	(224,253)	1,198,135
Deferred fuel costs	167,092	-	-	167,092
Accumulated deferred income taxes	7,307	-	-	7,307
Fuel inventory - at average cost	213,313	2,832	-	216,145
Materials and supplies - at average cost	505,720	270,450	-	776,170
Deferred nuclear refueling outage costs	106,514	115,289	-	221,803
System agreement cost equalization	394,000	-	-	394,000
Prepayments and other	106,044	144,200	(3,060)	247,184
TOTAL	4,176,854	2,643,301	(1,659,766)	5,160,389

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	7,354,792	(296,465)	(6,992,080)	66,247
Decommissioning trust funds	1,143,391	1,688,852	-	2,832,243
Non-utility property - at cost (less accumulated depreciation)	226,333	4,782	-	231,115
Other	103,308	10,019	(5,388)	107,939
TOTAL	8,827,824	1,407,188	(6,997,468)	3,237,544

PROPERTY, PLANT, AND EQUIPMENT

Electric	30,878,491	3,616,915	-	34,495,406
Property under capital lease	745,504	-	-	745,504
Natural gas	303,769	-	-	303,769
Construction work in progress	1,458,181	254,580	-	1,712,761
Nuclear fuel under capital lease	465,374	-	-	465,374
Nuclear fuel	130,675	506,138	-	636,813
TOTAL PROPERTY, PLANT AND EQUIPMENT	33,981,994	4,377,633	-	38,359,627
Less - accumulated depreciation and amortization	15,365,659	564,854	-	15,930,513
PROPERTY, PLANT AND EQUIPMENT - NET	18,616,335	3,812,779	-	22,429,114

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	581,719	-	-	581,719
Other regulatory assets	3,615,104	-	-	3,615,104
Deferred fuel costs	168,122	-	-	168,122
Goodwill	374,099	3,073	-	377,172
Other	744,499	868,454	(565,299)	1,047,654
TOTAL	5,483,543	871,527	(565,299)	5,789,771
		-
TOTAL ASSETS	$37,104,556	$8,734,795	$(9,222,533)	$36,616,818

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2008
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$514,911	$29,549	$-	$544,460
Notes payable:
Associated companies	1,341,198	91,255	(1,432,453)	-
Other	55,034	-	-	55,034
Account payable:
Associated companies	97,530	126,413	(223,943)	-
Other	1,222,415	253,330	-	1,475,745
Customer deposits	302,303	-	-	302,303
Taxes accrued	175,920	(100,710)	-	75,210
Accumulated deferred income taxes	-	-	-	-
Interest accrued	185,778	1,532	-	187,310
Deferred fuel costs	183,539	-	-	183,539
Obligations under capital leases	162,393	-	-	162,393
Pension and other postretirement liabilities	41,653	4,635	-	46,288
System agreement cost equalization	460,315	-	-	460,315
Other	146,808	129,549	(3,060)	273,297
TOTAL	4,889,797	535,553	(1,659,456)	3,765,894

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,718,488	847,282	-	6,565,770
Accumulated deferred investment tax credits	325,570	-	-	325,570
Obligations under capital leases	343,093	-	-	343,093
Other regulatory liabilities	280,643	-	-	280,643
Decommissioning and retirement cost liabilities	1,447,659	1,229,836	-	2,677,495
Accumulated provisions	136,449	11,003	-	147,452
Pension and other postretirement liabilities	1,731,824	446,169	-	2,177,993
Long-term debt	10,991,204	188,473	(5,388)	11,174,289
Other	735,252	720,223	(574,477)	880,998
TOTAL	21,710,182	3,442,986	(579,865)	24,573,303

Subsidiaries' preferred stock without sinking fund	186,511	82,280	(51,762)	217,029

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 248,174,087 shares in 2008	2,163,749	911,494	(3,072,761)	2,482
Paid-in capital	6,979,623	2,138,165	(4,248,485)	4,869,303
Retained earnings	5,494,812	1,631,437	256,470	7,382,719
Accumulated other comprehensive income (loss)	(118,904)	5,580	626	(112,698)
Less - treasury stock, at cost (58,815,518 shares in 2008)	4,295,214	12,700	(132,700)	4,175,214
Total common shareholders' equity	10,224,066	4,673,976	(6,931,450)	7,966,592
Subsidiaries' preferred stock without sinking fund	94,000	-	-	94,000
TOTAL	10,318,066	4,673,976	(6,931,450)	8,060,592

TOTAL LIABILITIES AND EQUITY	$37,104,556	$8,734,795	$(9,222,533)	$36,616,818

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2009 vs December 31, 2008
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$(53,756)	$775	$-	$(52,981)
Temporary cash investments	(464,067)	(272,663)	-	(736,730)
Total cash and cash equivalents	(517,823)	(271,888)	-	(789,711)
Securitization recovery trust account	8,359	-	-	8,359
Notes receivable	(99,330)	446,341	(347,011)	-
Accounts receivable:
Customer	(86,538)	537	-	(86,001)
Allowance for doubtful accounts	(3,979)	-	-	(3,979)
Associated companies	(112,610)	25,351	87,259	-
Other	(43,684)	(18,318)	-	(62,002)
Accrued unbilled revenues	36,262	-	-	36,262
Total accounts receivable	(210,549)	7,570	87,259	(115,720)
Deferred fuel costs	(108,121)	-	-	(108,121)
Accumulated deferred income taxes	(7,307)	-	-	(7,307)
Fuel inventory - at average cost	(9,338)	(492)	-	(9,830)
Materials and supplies - at average cost	16,500	23,435	-	39,935
Deferred nuclear refueling outage costs	(33,281)	37,814	-	4,533
System agreement cost equalization	(226,775)	-	-	(226,775)
Prepayments and other	(6,187)	17,238	-	11,051
TOTAL	(1,193,852)	260,018	(259,752)	(1,193,586)

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	(255,116)	2,547	254,956	2,387
Decommissioning trust funds	145,996	164,070	-	310,066
Non-utility property - at cost (less accumulated depreciation)	(6,442)	(118)	-	(6,560)
Other	7,173	814	-	7,987
TOTAL	(108,389)	167,313	254,956	313,880

PROPERTY, PLANT, AND EQUIPMENT

Electric	1,242,111	156,630	-	1,398,741
Property under capital lease	(1,072)	-	-	(1,072)
Natural gas	7,221	-	-	7,221
Construction work in progress	(322,502)	114,440	-	(208,062)
Nuclear fuel under capital lease	31,538	-	-	31,538
Nuclear fuel	(7,922)	(16,266)	-	(24,188)
TOTAL PROPERTY, PLANT AND EQUIPMENT	949,374	254,804	-	1,204,178
Less - accumulated depreciation and amortization	560,109	106,916	-	667,025
PROPERTY, PLANT AND EQUIPMENT - NET	389,265	147,888	-	537,153

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
SFAS 109 regulatory asset - net	43,750	-	-	43,750
Other regulatory assets	(122,973)	-	-	(122,973)
Deferred fuel costs	4,080	-	-	4,080
Goodwill	-	-	-	-
Other	(72,584)	(10,616)	54,413	(28,787)
TOTAL	(147,727)	(10,616)	54,413	(103,930)

TOTAL ASSETS	$(1,060,703)	$564,603	$49,617	$(446,483)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
September 30, 2009 vs December 31, 2008
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$412,694	$662	$-	$413,356
Notes payable:
Associated companies	438,266	(91,255)	(347,011)	-
Other	(3)	-	-	(3)
Account payable:
Associated companies	30,856	(119,635)	88,779	-
Other	(567,119)	(90,277)	-	(657,396)
Customer deposits	18,079	250	-	18,329
Taxes accrued	122,427	(75,496)	-	46,931
Accumulated deferred income taxes	15,597	-	-	15,597
Interest accrued	(15,729)	3,553	-	(12,176)
Deferred fuel costs	92,070	-	-	92,070
Obligations under capital leases	500	-	-	500
Pension and other postretirement liabilities	(7,266)	345	-	(6,921)
System agreement cost equalization	(204,456)	-	-	(204,456)
Other	(78,324)	(19,207)	-	(97,531)
TOTAL	257,592	(391,060)	(258,232)	(391,700)

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	140,752	443,797	-	584,549
Accumulated deferred investment tax credits	(12,882)	-	-	(12,882)
Obligations under capital leases	31,084	-	-	31,084
Other regulatory liabilities	106,708	-	-	106,708
Decommissioning and retirement cost liabilities	65,713	67,616	-	133,329
Accumulated provisions	(6,374)	(2,762)	-	(9,136)
Pension and other postretirement liabilities	(28,591)	(17,202)	-	(45,793)
Long-term debt	(1,184,996)	(17,202)	-	(1,202,198)
Other	(241,980)	32,942	53,645	(155,393)
TOTAL	(1,130,566)	507,189	53,645	(569,732)

Subsidiaries' preferred stock without sinking fund	(1)	(1,805)	-	(1,806)

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,772,087 shares in 2009 and 248,174,087 shares in 2008	66	(484)	484	66
Paid-in capital	559,603	(108,625)	49,193	500,171
Retained earnings	(183,854)	467,659	204,527	488,332
Accumulated other comprehensive income (loss)	3,408	91,729	-	95,137
Less - treasury stock, at cost	566,951	-	-	566,951
Total common shareholders' equity	(187,728)	450,279	254,204	516,755
Subsidiaries' preferred stock without sinking fund	-	-	-	-
TOTAL	(187,728)	450,279	254,204	516,755

TOTAL LIABILITIES AND EQUITY	$(1,060,703)	$564,603	$49,617	$(446,483)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2009
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$2,196,255	$-	$(794)	$2,195,461
Natural gas	24,030	-	-	24,030
Competitive businesses	9,180	714,602	(6,178)	717,604
Total	2,229,465	714,602	(6,972)	2,937,095

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	484,173	74,956	-	559,129
Purchased power	373,747	21,288	(6,727)	388,308
Nuclear refueling outage expenses	26,217	35,224	-	61,441
Other operation and maintenance	460,440	221,496	(359)	681,576
Decommissioning	24,837	25,232	-	50,069
Taxes other than income taxes	104,671	24,180	-	128,851
Depreciation and amortization	242,691	37,950	-	280,641
Other regulatory charges (credits) - net	(13,224)	-	-	(13,224)
Total	1,703,552	440,326	(7,086)	2,136,791

OPERATING INCOME	525,913	274,276	114	800,304

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	14,770	-	-	14,770
Interest and dividend income	43,172	54,063	(32,505)	64,730
Other than temporary impairment losses	-	(457)	-	(457)
Equity in earnings (loss) of unconsolidated equity affiliates	(82)	1,398	-	1,316
Miscellaneous - net	10,188	(5,651)	(114)	4,423
Total	68,048	49,353	(32,619)	84,782

INTEREST AND OTHER CHARGES
Interest on long-term debt	127,851	2,281	-	130,132
Other interest - net	41,678	13,452	(32,505)	22,625
Allowance for borrowed funds used during construction	(8,252)	-	-	(8,252)
Total	161,277	15,733	(32,505)	144,505

INCOME BEFORE INCOME TAXES	432,684	307,896	-	740,581

Income taxes	168,766	111,648	-	280,414

CONSOLIDATED NET INCOME	263,918	196,248	-	460,167

Preferred dividend requirements of subsidiaries	4,332	665	-	4,998

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$259,586	$195,583	$-	$455,169

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.34	$1.01		$2.35
DILUTED	$1.32	$1.00		$2.32

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				193,424,904
DILUTED				195,875,241

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2008
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$3,209,814	$-	$(814)	$3,209,000
Natural gas	41,981	-	-	41,981
Competitive businesses	8,467	710,091	(5,655)	712,903
Total	3,260,262	710,091	(6,469)	3,963,884

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,168,622	101,538	-	1,270,160
Purchased power	754,391	15,331	(5,600)	764,122
Nuclear refueling outage expenses	25,461	32,618	-	58,079
Other operation and maintenance	443,592	194,380	(983)	636,989
Decommissioning	24,163	23,352	-	47,515
Taxes other than income taxes	118,644	22,175	-	140,819
Depreciation and amortization	229,899	33,757	-	263,656
Other regulatory charges (credits) - net	30,452	-	-	30,452
Total	2,795,224	423,151	(6,583)	3,211,792

OPERATING INCOME	465,038	286,940	114	752,092

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	10,411	-	-	10,411
Interest and dividend income	30,962	30,230	(23,659)	37,533
Other than temporary impairment losses	-	(7,133)	-	(7,133)
Equity in earnings (loss) of unconsolidated equity affiliates	(185)	1,644	-	1,459
Miscellaneous - net	213	5,101	(114)	5,200
Total	41,401	29,842	(23,773)	47,470

INTEREST AND OTHER CHARGES
Interest on long-term debt	128,001	745	-	128,746
Other interest - net	40,826	16,062	(23,659)	33,229
Allowance for borrowed funds used during construction	(5,939)	-	-	(5,939)
Total	162,888	16,807	(23,659)	156,036

INCOME BEFORE INCOME TAXES	343,551	299,975	-	643,526

Income taxes	53,257	114,982	-	168,239

CONSOLIDATED NET INCOME	290,294	184,993	-	475,287

Preferred dividend requirements of subsidiaries	4,333	665	-	4,998

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$285,961	$184,328	$-	$470,289

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.50	$0.97		$2.47
DILUTED	$1.47	$0.94		$2.41

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				190,379,009
DILUTED				194,960,830

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended September 30, 2009 vs. 2008
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$(1,013,559)	$-	$20	$(1,013,539)
Natural gas	(17,951)	-	-	(17,951)
Competitive businesses	713	4,511	(523)	4,701
Total	(1,030,797)	4,511	(503)	(1,026,789)

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	(684,449)	(26,582)	-	(711,031)
Purchased power	(380,644)	5,957	(1,127)	(375,814)
Nuclear refueling outage expenses	756	2,606	-	3,362
Other operation and maintenance	16,848	27,116	624	44,587
Decommissioning	674	1,880	-	2,554
Taxes other than income taxes	(13,973)	2,005	-	(11,968)
Depreciation and amortization	12,792	4,193	-	16,985
Other regulatory charges (credits )- net	(43,676)	-	-	(43,676)
Total	(1,091,672)	17,175	(503)	(1,075,001)

OPERATING INCOME	60,875	(12,664)	-	48,212

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	4,359	-	-	4,359
Interest and dividend income	12,210	23,833	(8,846)	27,197
Other than temporary impairment losses	-	6,676	-	6,676
Equity in earnings (loss) of unconsolidated equity affiliates	103	(246)	-	(143)
Miscellaneous - net	9,975	(10,752)	-	(777)
Total	26,647	19,511	(8,846)	37,312

INTEREST AND OTHER CHARGES
Interest on long-term debt	(150)	1,536	-	1,386
Other interest - net	852	(2,610)	(8,846)	(10,604)
Allowance for borrowed funds used during construction	(2,313)	-	-	(2,313)
Total	(1,611)	(1,074)	(8,846)	(11,531)

INCOME BEFORE INCOME TAXES	89,133	7,921	-	97,055

Income taxes	115,509	(3,334)	-	112,175

CONSOLIDATED NET INCOME	(26,376)	11,255	-	(15,120)

Preferred dividend requirements of subsidiaries	(1)	-	-	-

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$(26,375)	$11,255	$-	$(15,120)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$(0.16)	$0.04		$(0.12)
DILUTED	$(0.15)	$0.06		$(0.09)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2009
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$6,143,407	$-	$(2,585)	$6,140,823
Natural gas	126,914	-	-	126,914
Competitive businesses	22,865	1,974,364	(17,970)	1,979,259
Total	6,293,186	1,974,364	(20,555)	8,246,996

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,721,163	206,529	-	1,927,692
Purchased power	1,002,645	51,043	(19,205)	1,034,483
Nuclear refueling outage expenses	77,363	101,091	-	178,454
Other operation and maintenance	1,379,714	643,441	(1,692)	2,021,462
Decommissioning	74,411	73,708	-	148,119
Taxes other than income taxes	310,207	75,442	-	385,649
Depreciation and amortization	688,788	110,394	-	799,183
Other regulatory charges (credits) - net	(29,371)	-	-	(29,371)
Total	5,224,920	1,261,648	(20,897)	6,465,671

OPERATING INCOME	1,068,266	712,716	342	1,781,325

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	47,499	-	-	47,499
Interest and dividend income	127,225	141,501	(98,719)	170,007
Other than temporary impairment losses	-	(85,396)	-	(85,396)
Equity in earnings (loss) of unconsolidated equity affiliates	107	(549)	-	(442)
Miscellaneous - net	(5,152)	(14,973)	(342)	(20,468)
Total	169,679	40,583	(99,061)	111,200

INTEREST AND OTHER CHARGES
Interest on long-term debt	376,616	6,639	-	383,255
Other interest - net	126,503	41,622	(98,719)	69,406
Allowance for borrowed funds used during construction	(26,547)	-	-	(26,547)
Total	476,572	48,261	(98,719)	426,114

INCOME BEFORE INCOME TAXES	761,373	705,038	-	1,466,411

Income taxes	294,051	240,050	-	534,101

CONSOLIDATED NET INCOME	467,322	464,988	-	932,310

Preferred dividend requirements of subsidiaries	12,997	1,996	-	14,993

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$454,325	$462,992	$-	$917,317

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.34	$2.39		$4.73
DILUTED	$2.32	$2.34		$4.66

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				194,044,214
DILUTED				197,382,562

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2008
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$7,782,067	$-	$(2,617)	$7,779,450
Natural gas	185,361	-	-	185,361
Competitive businesses	22,275	2,123,386	(17,584)	2,128,077
Total	7,989,703	2,123,386	(20,201)	10,092,888

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,247,657	289,840	-	2,537,498
Purchased power	2,105,046	46,733	(18,812)	2,132,967
Nuclear refueling outage expenses	68,598	96,578	-	165,177
Other operation and maintenance	1,364,007	596,291	(1,731)	1,958,566
Decommissioning	71,224	69,103	-	140,327
Taxes other than income taxes	308,321	67,010	-	375,332
Depreciation and amortization	657,686	98,932	-	756,617
Other regulatory charges (credits) - net	99,971	-	-	99,970
Total	6,922,510	1,264,487	(20,543)	8,166,454

OPERATING INCOME	1,067,193	858,899	342	1,926,434

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	28,782	-	-	28,782
Interest and dividend income	115,687	107,693	(80,107)	143,273
Other than temporary impairment losses	-	(35,193)	-	(35,193)
Equity in earnings (loss) of unconsolidated equity affiliates	(2,209)	167	-	(2,042)
Miscellaneous - net	(809)	(1,288)	(342)	(2,439)
Total	141,451	71,379	(80,449)	132,381

INTEREST AND OTHER CHARGES
Interest on long-term debt	370,525	1,268	-	371,793
Other interest - net	117,485	56,417	(80,107)	93,795
Allowance for borrowed funds used during construction	(15,992)	-	-	(15,992)
Total	472,018	57,685	(80,107)	449,596

INCOME BEFORE INCOME TAXES	736,626	872,593	-	1,609,219

Income taxes	219,036	325,220	-	544,256

CONSOLIDATED NET INCOME	517,590	547,373	-	1,064,963

Preferred dividend requirements of subsidiaries	12,975	1,996	-	14,971

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$504,615	$545,377	$-	$1,049,992

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.63	$2.85		$5.48
DILUTED	$2.56	$2.77		$5.33

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				191,444,611
DILUTED				197,064,629

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Nine Months Ended September 30, 2009 vs. 2008
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$(1,638,660)	$-	$32	$(1,638,627)
Natural gas	(58,447)	-	-	(58,447)
Competitive businesses	590	(149,022)	(386)	(148,818)
Total	(1,696,517)	(149,022)	(354)	(1,845,892)

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	(526,494)	(83,311)	-	(609,806)
Purchased power	(1,102,401)	4,310	(393)	(1,098,484)
Nuclear refueling outage expenses	8,765	4,513	-	13,277
Other operation and maintenance	15,707	47,150	39	62,896
Decommissioning	3,187	4,605	-	7,792
Taxes other than income taxes	1,886	8,432	-	10,317
Depreciation and amortization	31,102	11,462	-	42,566
Other regulatory charges (credits )- net	(129,342)	-	-	(129,341)
Total	(1,697,590)	(2,839)	(354)	(1,700,783)

OPERATING INCOME	1,073	(146,183)	-	(145,109)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	18,717	-	-	18,717
Interest and dividend income	11,538	33,808	(18,612)	26,734
Other than temporary impairment losses	-	(50,203)	-	(50,203)
Equity in earnings (loss) of unconsolidated equity affiliates	2,316	(716)	-	1,600
Miscellaneous - net	(4,343)	(13,685)	-	(18,029)
Total	28,228	(30,796)	(18,612)	(21,181)

INTEREST AND OTHER CHARGES
Interest on long-term debt	6,091	5,371	-	11,462
Other interest - net	9,018	(14,795)	(18,612)	(24,389)
Allowance for borrowed funds used during construction	(10,555)	-	-	(10,555)
Total	4,554	(9,424)	(18,612)	(23,482)

INCOME BEFORE INCOME TAXES	24,747	(167,555)	-	(142,808)

Income taxes	75,015	(85,170)	-	(10,155)

CONSOLIDATED NET INCOME	(50,268)	(82,385)	-	(132,653)

Preferred dividend requirements of subsidiaries	21	-	-	22

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$(50,289)	$(82,385)	$-	$(132,675)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$(0.29)	$(0.46)		$(0.75)
DILUTED	$(0.24)	$(0.43)		$(0.67)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2009
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$8,438,114	$-	$(3,582)	$8,434,532
Natural gas	183,409	-	-	183,409
Competitive businesses	29,602	2,622,059	(21,739)	2,629,922
Total	8,651,125	2,622,059	(25,321)	11,247,863

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,685,910	282,049	-	2,967,959
Purchased power	1,355,340	61,317	(23,942)	1,392,715
Nuclear refueling outage expenses	100,985	134,051	-	235,036
Other operation and maintenance	1,945,486	862,006	(1,835)	2,805,657
Decommissioning	99,008	98,193	-	197,201
Taxes other than income taxes	407,562	99,707	-	507,269
Depreciation and amortization	927,735	145,690	-	1,073,425
Other regulatory charges (credits) - net	(69,458)	-	-	(69,458)
Total	7,452,568	1,683,013	(25,777)	9,109,804

OPERATING INCOME	1,198,557	939,046	456	2,138,059

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	63,239	-	-	63,239
Interest and dividend income	167,831	188,496	(131,721)	224,606
Other than temporary impairment losses	-	(99,859)	-	(99,859)
Equity in earnings (loss) of unconsolidated equity affiliates	155	(10,239)	-	(10,084)
Miscellaneous - net	(18,392)	(10,949)	(456)	(29,797)
Total	212,833	67,449	(132,177)	148,105

INTEREST AND OTHER CHARGES
Interest on long-term debt	505,770	6,590	-	512,360
Other interest - net	185,392	55,228	(131,721)	108,899
Allowance for borrowed funds used during construction	(35,821)	-	-	(35,821)
Total	655,341	61,818	(131,721)	585,438

INCOME BEFORE INCOME TAXES	756,049	944,677	-	1,700,726

Income taxes	367,009	225,835	-	592,844

CONSOLIDATED NET INCOME	389,040	718,842	-	1,107,882

Preferred dividend requirements of subsidiaries	17,329	2,662	-	19,991

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$371,711	$716,180	$-	$1,087,891

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.93	$3.71		$5.64
DILUTED	$1.94	$3.65		$5.59

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				192,868,552
DILUTED				196,250,016

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2008
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$9,876,139	$-	$(3,036)	$9,873,103
Natural gas	233,420	-	-	233,420
Competitive businesses	28,928	2,712,390	(23,051)	2,718,267
Total	10,138,487	2,712,390	(26,087)	12,824,790

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,914,733	365,302	-	3,280,035
Purchased power	2,521,673	57,272	(24,888)	2,554,057
Nuclear refueling outage expenses	86,762	127,409	-	214,171
Other operation and maintenance	1,892,392	846,060	(1,656)	2,736,796
Decommissioning	94,129	90,590	-	184,719
Taxes other than income taxes	406,481	89,755	-	496,236
Depreciation and amortization	879,040	131,162	-	1,010,202
Other regulatory charges (credits) - net	92,737	-	-	92,737
Total	8,887,947	1,707,550	(26,544)	10,568,953

OPERATING INCOME	1,250,540	1,004,840	457	2,255,837

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	37,440	-	-	37,440
Interest and dividend income	157,042	147,963	(102,546)	202,459
Other than temporary impairment losses	-	(35,193)	-	(35,193)
Equity in earnings (loss) of unconsolidated equity affiliates	(2,245)	(155)	-	(2,400)
Miscellaneous - net	(2,833)	(6,132)	(456)	(9,421)
Total	189,404	106,483	(103,002)	192,885

INTEREST AND OTHER CHARGES
Interest on long-term debt	494,891	2,670	-	497,561
Other interest - net	161,858	72,207	(102,545)	131,520
Allowance for borrowed funds used during construction	(20,849)	-	-	(20,849)
Total	635,900	74,877	(102,545)	608,232

INCOME BEFORE INCOME TAXES	804,044	1,036,446	-	1,840,490

Income taxes	255,873	319,441	-	575,314

CONSOLIDATED NET INCOME	548,171	717,005	-	1,265,176

Preferred dividend requirements of subsidiaries	18,440	2,851	-	21,291

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$529,731	$714,154	$-	$1,243,885

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.76	$3.72		$6.48
DILUTED	$2.67	$3.61		$6.28

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				192,084,238
DILUTED				198,050,029

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended September 30, 2009 vs. 2008
(Dollars in thousands)
(Unaudited)

	U.S. Utilities/ Parent & Other	Competitive Businesses	Eliminations	Consolidated

OPERATING REVENUES
Electric	$(1,438,025)	$-	$(546)	$(1,438,571)
Natural gas	(50,011)	-	-	(50,011)
Competitive businesses	674	(90,331)	1,312	(88,345)
Total	(1,487,362)	(90,331)	766	(1,576,927)

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	(228,823)	(83,253)	-	(312,076)
Purchased power	(1,166,333)	4,045	946	(1,161,342)
Nuclear refueling outage expenses	14,223	6,642	-	20,865
Other operation and maintenance	53,094	15,946	(179)	68,861
Decommissioning	4,879	7,603	-	12,482
Taxes other than income taxes	1,081	9,952	-	11,033
Depreciation and amortization	48,695	14,528	-	63,223
Other regulatory charges (credits )- net	(162,195)	-	-	(162,195)
Total	(1,435,379)	(24,537)	767	(1,459,149)

OPERATING INCOME	(51,983)	(65,794)	(1)	(117,778)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	25,799	-	-	25,799
Interest and dividend income	10,789	40,533	(29,175)	22,147
Other than temporary impairment losses	-	(64,666)	-	(64,666)
Equity in earnings (loss) of unconsolidated equity affiliates	2,400	(10,084)	-	(7,684)
Miscellaneous - net	(15,559)	(4,817)	-	(20,376)
Total	23,429	(39,034)	(29,175)	(44,780)

INTEREST AND OTHER CHARGES
Interest on long-term debt	10,879	3,920	-	14,799
Other interest - net	23,534	(16,979)	(29,176)	(22,621)
Allowance for borrowed funds used during construction	(14,972)	-	-	(14,972)
Total	19,441	(13,059)	(29,176)	(22,794)

INCOME BEFORE INCOME TAXES	(47,995)	(91,769)	-	(139,764)

Income taxes	111,136	(93,606)	-	17,530

CONSOLIDATED NET INCOME	(159,131)	1,837	-	(157,294)

Preferred dividend requirements of subsidiaries	(1,111)	(189)	-	(1,300)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$(158,020)	$2,026	$-	$(155,994)

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$(0.83)	$(0.01)		$(0.84)
DILUTED	$(0.73)	$0.04		$(0.69)

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended September 30, 2009 vs. 2008
(Dollars in thousands)
(Unaudited)

	2009	2008	Variance

OPERATING ACTIVITIES
Consolidated net income	$460,167	$475,287	$(15,120)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	550	947	(397)
Other regulatory charges (credits) - net	(13,224)	30,451	(43,675)
Depreciation, amortization, and decommissioning	330,710	311,171	19,539
Deferred income taxes, investment tax credits, and non-current taxes accrued	263,347	196,367	66,980
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	(1,316)	(1,459)	143
Changes in working capital:
Receivables	12,968	(48,539)	61,507
Fuel inventory	13,793	(7,624)	21,417
Accounts payable	(131,409)	(230,838)	99,429
Taxes accrued	41,738	-	41,738
Interest accrued	24,867	40,647	(15,780)
Deferred fuel	(69,951)	159,826	(229,777)
Other working capital accounts	39,421	129,584	(90,163)
Provision for estimated losses and reserves	8,316	220,154	(211,838)
Changes in other regulatory assets	123,030	901,661	(778,631)
Changes in pensions and other postretirement liabilities	(7,753)	(161,180)	153,427
Other	(102,272)	(237,210)	134,938
Net cash flow provided by operating activities	992,982	1,779,245	(786,263)

INVESTING ACTIVITIES
Construction/capital expenditures	(410,784)	(676,839)	266,055
Allowance for equity funds used during construction	14,769	10,411	4,358
Nuclear fuel purchases	(142,153)	(110,119)	(32,034)
Proceeds from sale/leaseback of nuclear fuel	176,496	98,094	78,402
Proceeds from sale of assets and businesses	30,401	-	30,401
Payment for purchase of plant	-	(210,414)	210,414
Insurance proceeds received for property damages	32,914	67,032	(34,118)
Changes in transition charge account	(11,321)	(11,322)	1
Decrease (increase) in other investments	7,193	(132,810)	140,003
Proceeds from nuclear decommissioning trust fund sales	451,164	480,579	(29,415)
Investment in nuclear decommissioning trust funds	(476,859)	(449,635)	(27,224)
Net cash flow used in investing activities	(328,180)	(935,023)	606,843

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	(1,807)	1,632,641	(1,634,448)
Common stock and treasury stock	14,524	7,979	6,545
Retirement of long-term debt	(61,942)	(620,725)	558,783
Repurchase of common stock	(613,125)	(98,467)	(514,658)
Redemption of preferred stock	(1,847)	-	(1,847)
Changes in credit line borrowings - net	-	(150,000)	150,000
Dividends paid:
Common stock	(146,019)	(142,860)	(3,159)
Preferred stock	(4,998)	(4,998)	-
Net cash flow provided by (used in) financing activities	(815,214)	623,570	(1,438,784)

Effect of exchange rates on cash and cash equivalents	285	1,675	(1,390)

Net increase (decrease) in cash and cash equivalents	(150,127)	1,469,467	(1,619,594)

Cash and cash equivalents at beginning of period	1,280,907	1,086,421	194,486

Cash and cash equivalents at end of period	$1,130,780	$2,555,888	$(1,425,108)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$121,159	$115,714	$5,445
Income taxes	$22,054	$97	$21,957

Entergy Corporation

Consolidated Cash Flow Statement
Nine Months Ended September 30, 2009 vs. 2008
(Dollars in thousands)
(Unaudited)

	2009	2008	Variance

OPERATING ACTIVITIES
Consolidated net income	$932,310	$1,064,963	$(132,653)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(1,080)	(1,861)	781
Other regulatory charges (credits) - net	(29,371)	99,970	(129,341)
Depreciation, amortization, and decommissioning	947,301	896,945	50,356
Deferred income taxes, investment tax credits, and non-current taxes accrued	512,795	561,704	(48,909)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	442	2,042	(1,600)
Changes in working capital:
Receivables	14,856	(265,349)	280,205
Fuel inventory	9,830	(19,881)	29,711
Accounts payable	(189,586)	126,665	(316,251)
Taxes accrued	46,931	-	46,931
Interest accrued	(12,176)	(8,152)	(4,024)
Deferred fuel	196,111	(395,618)	591,729
Other working capital accounts	(117,671)	(88,417)	(29,254)
Provision for estimated losses and reserves	(10,326)	230,834	(241,160)
Changes in other regulatory assets	(332,547)	941,625	(1,274,172)
Changes in pensions and other postretirement liabilities	(52,714)	(221,679)	168,965
Other	94,226	(230,977)	325,203
Net cash flow provided by operating activities	2,009,331	2,692,814	(683,483)

INVESTING ACTIVITIES
Construction/capital expenditures	(1,342,840)	(1,455,657)	112,817
Allowance for equity funds used during construction	47,499	28,782	18,717
Nuclear fuel purchases	(291,721)	(327,606)	35,885
Proceeds from sale/leaseback of nuclear fuel	197,706	250,447	(52,741)
Proceeds from sale of assets and businesses	39,054	30,725	8,329
Payment for purchase of plant	-	(266,823)	266,823
Insurance proceeds received for property damages	32,914	130,120	(97,206)
Changes in transition charge account	(8,359)	(2,151)	(6,208)
NYPA value sharing payment	(72,000)	(72,000)	-
Decrease (increase) in other investments	24,305	(227,976)	252,281
Proceeds from nuclear decommissioning trust fund sales	1,733,370	1,228,760	504,610
Investment in nuclear decommissioning trust funds	(1,807,589)	(1,259,288)	(548,301)
Net cash flow used in investing activities	(1,447,661)	(1,942,667)	495,006

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	781,497	3,433,184	(2,651,687)
Common stock and treasury stock	17,215	35,841	(18,626)
Retirement of long-term debt	(1,084,732)	(2,004,118)	919,386
Repurchase of common stock	(613,125)	(468,079)	(145,046)
Redemption of preferred stock	(1,847)	-	(1,847)
Dividends paid:
Common stock	(435,178)	(431,032)	(4,146)
Preferred stock	(14,993)	(15,028)	35
Net cash flow provided by (used in) financing activities	(1,351,163)	550,768	(1,901,931)

Effect of exchange rates on cash and cash equivalents	(218)	1,245	(1,463)

Net increase (decrease) in cash and cash equivalents	(789,711)	1,302,160	(2,091,871)

Cash and cash equivalents at beginning of period	1,920,491	1,253,728	666,763

Cash and cash equivalents at end of period	$1,130,780	$2,555,888	$(1,425,108)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$442,345	$455,791	$(13,446)
Income taxes	$18,915	$127,953	$(109,038)

Noncash financing activities:
Long-term debt retired (equity unit notes)	$(500,000)	-	$(500,000)
Common stock issued in settlement of equity unit purchase contracts	$500,000	-	$500,000

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended September 30, 2009 vs. 2008
(Dollars in thousands)
(Unaudited)

	2009	2008	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,107,882	$1,265,176	$(157,294)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Reserve for regulatory adjustments	(7,504)	902	(8,406)
Other regulatory charges (credits) - net	(69,458)	92,737	(162,195)
Depreciation, amortization, and decommissioning	1,270,626	1,194,921	75,705
Deferred income taxes, investment tax credits, and non-current taxes accrued	285,039	527,510	(242,471)
Equity in earnings (loss) of unconsolidated equity affiliates - net of dividends	10,084	2,398	7,686
Changes in working capital:
Receivables	358,858	(10,541)	369,399
Fuel inventory	22,150	(30,716)	52,866
Accounts payable	(339,476)	179,353	(518,829)
Taxes accrued	122,141	(10,534)	132,675
Interest accrued	(4,676)	(4,547)	(129)
Deferred fuel	553,229	(305,148)	858,377
Other working capital accounts	(101,626)	(107,709)	6,083
Provision for estimated losses and reserves	(228,698)	146,789	(375,487)
Changes in other regulatory assets	(1,598,383)	1,072,259	(2,670,642)
Changes in pensions and other postretirement liabilities	997,125	(267,791)	1,264,916
Other	263,532	(119,227)	382,759
Net cash flow provided by operating activities	2,640,845	3,625,832	(984,987)

INVESTING ACTIVITIES
Construction/capital expenditures	(2,099,438)	(1,950,597)	(148,841)
Allowance for equity funds used during construction	63,240	37,440	25,800
Nuclear fuel purchases	(388,066)	(464,201)	76,135
Proceeds from sale/leaseback of nuclear fuel	244,356	291,221	(46,865)
Proceeds from sale of assets and businesses	39,054	30,725	8,329
Payment for purchase of plant	-	(266,823)	266,823
Insurance proceeds received for property damages	32,908	130,576	(97,668)
Changes in transition charge account	1,003	(21,424)	22,427
NYPA value sharing payment	(72,000)	(72,000)	-
Decrease (increase) in other investments	179,448	(258,026)	437,474
Proceeds from nuclear decommissioning trust fund sales	2,156,887	1,512,659	644,228
Investment in nuclear decommissioning trust funds	(2,252,482)	(1,579,246)	(673,236)
Net cash flow used in investing activities	(2,095,090)	(2,609,696)	514,606

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	805,008	3,862,157	(3,057,149)
Preferred stock	-	10,000	(10,000)
Common stock and treasury stock	16,149	55,496	(39,347)
Retirement of long-term debt	(1,567,420)	(2,484,250)	916,830
Repurchase of common stock	(657,397)	(659,472)	2,075
Redemption of preferred stock	(1,847)	(54,377)	52,530
Changes in credit line borrowings - net	30,000	(60,000)	90,000
Dividends paid:
Common stock	(577,191)	(576,785)	(406)
Preferred stock	(19,990)	(21,371)	1,381
Net cash flow provided by (used in) financing activities	(1,972,688)	71,398	(2,044,086)

Effect of exchange rates on cash and cash equivalents	1,825	1,669	156

Net increase (decrease) in cash and cash equivalents	(1,425,108)	1,089,203	(2,514,311)

Cash and cash equivalents at beginning of period	2,555,888	1,466,685	1,089,203

Cash and cash equivalents at end of period	$1,130,780	$2,555,888	$(1,425,108)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$598,842	$617,950	$(19,108)
Income taxes	$28,196	$155,703	$(127,507)

Noncash investing and financing activities:
Long-term debt retired (equity unit notes)	$(500,000)	-	$(500,000)
Common stock issued in settlement of equity unit purchase contracts	$500,000	-	$500,000